                                                                EXHIBIT 1.2

                          THE GOVERNOR & COMPANY OF THE
                                 BANK OF IRELAND
    (Established in Ireland by Charter in 1783 and having limited liability)

                                    BYE-LAWS
        adopted by Resolution passed by an Extraordinary General Court on
                2nd May, 1984 as amended by Resolutions passed by
  General Courts in 1987, 1988, 1989, 1990, 1991, 1993, 1994, 1995, 1998, 1999,
                                 2001 and 2004.

                                 C O N T E N T S

NUMBER
  OF                                                                                          PAGE
BYE-LAW                                                                                      NUMBER
         PRELIMINARY

  1.     Interpretation                                                                         7

  2.     Conflict between provisions of Bye-Laws and those of Charter                           9

         CAPITAL

  3.     Capital stock of the Bank                                                              9

  4.     Dollar Preference Stock                                                               10

  5.     Sterling Preference Stock                                                             17

  6.     Euro Preference Stock                                                                 25

  7.     Variation of rights                                                                   33

  8.     Capital stock to be at disposal of Directors                                          34

  9.     Bank not obliged to recognise trusts                                                  34

         REGISTER OF MEMBERS

 10.     Register to be kept in specified form                                                 35

         CERTIFICATES FOR STOCK IN CERTIFICATED FORM

 11.     Members entitled to certificates for stock in certificated form                       35

         LIEN

 12.     Bank to have lien on its stock                                                        36

 13.     Such lien to be made available by sale                                                36

 14.     Directors may authorise transfer of stock so sold                                     36

 15.     Proceeds of sale may be applied in payment of amount due                              36

         CALLS ON STOCK

 16.     Directors may make calls to be paid by stockholders                                   36

 17.     When call is deemed to be made                                                        36

 18.     Joint stockholders liable to pay calls                                                36

 19.     Overdue calls liable to interest                                                      36

 20.     Any sum payable on allotment to be deemed to be a call                                37

 21.     Directors may receive uncalled moneys                                                 37

         TRANSFER OF STOCK

 22.     Mode of transfer of stock                                                             37

 23.     Power to decline to register transfer                                                 37

 24.     Power to decline to register transfer in other circumstances                          37

 25.     Period during which registration may be suspended                                     38

         TRANSMISSION OF STOCK

 26.     Title to stock of deceased member                                                     38

 27.     Transmission clause - evidence of title                                               38

 28.     Notice to be given by stockholder requiring registration                              38

 29.     Person becoming entitled to stock on death or bankruptcy to be
         entitled to dividend                                                                  38

 30.     Stock transmitted in whole units                                                      39

         FORFEITURE OF STOCK

 31.     If calls not paid notice to be given to member                                        39

 32.     Terms of notice                                                                       39

 33.     In default of payment stock may be forfeited                                          39

 34.     Forfeited stock to be property of Bank and may be sold                                39

 35.     Member whose stock has been forfeited shall cease to be member but
         remains liable                                                                        39

 36.     Declaration of forfeiture                                                             39

 37.     Provisions as to forfeiture to apply to any sum payable in respect of
         stock                                                                                 40

         INCREASE OF CAPITAL STOCK

 38.     Power to enlarge capital stock                                                        40

         PURCHASE OF OWN STOCK

 39.     Purchase of own stock                                                                 40

         RE-ISSUE OF TREASURY STOCK

 40.     Re-issue of Treasury Stock                                                            41

         GENERAL COURTS

 41.     All General Courts to be held in the State                                            42

 42.     Annual General Court                                                                  42

 43.     Distinction between Ordinary General Court and Extraordinary General
         Court                                                                                 42

 44.     Directors' power to convene Extraordinary General Court                               42

 45.     Extraordinary General Court called for by members                                     42

         NOTICE OF GENERAL COURTS

 46.     Notice of General Courts                                                              43

 47.     Accidental omission to give notice not to invalidate proceedings                      43

         PROCEEDINGS AT GENERAL COURTS

 48.     Proceedings at General and Extraordinary General Courts                               43

 49.     Quorum for General Court                                                              43

 50.     If required quorum not present General Court to be adjourned                          43

 51.     Chairman of General Court                                                             44

 52.     If no Director present members to choose Chairman                                     44

 53.     Chairman with consent may adjourn General Court                                       44

 54.     How questions are to be decided                                                       44

 55.     Poll to be taken if demanded                                                          44

 56.     Equality of votes                                                                     44

 57.     Poll demanded on election of Chairman or adjournment to be
         taken forthwith                                                                       44

         VOTES OF MEMBERS

 58.     Number of votes of members                                                            45

 59.     Disclosure of Interests in Ordinary Stock                                             45

 60.     Joint stockholders                                                                    47

 61.     How members non compos mentis may vote                                                47

 62.     No member in arrear may vote                                                          47

 63.     No objections to be raised to qualification of voter except at General
         Court or adjournment                                                                  47

 64.     Votes may be given in person or by proxy                                              47

 65.     Proxy to be given in writing by appointer or attorney                                 47

 66.     Deposit of proxy                                                                      47

 67.     Form of proxy                                                                         47

 68.     Proxy to be deemed to confer authority to demand poll                                 47

 69.     Vote by proxy to be available although authority revoked or
         stock transferred                                                                     47

         BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

 70.     Bodies corporate acting by representatives at meetings                                48

DIRECTORS

 71.     Number of Directors                                                                   48

 72.     Remuneration of Directors                                                             48

 73.     Remuneration for special services                                                     48

 74.     Residence and stock qualifications of Directors                                       49

 75.     Declarations to be made by Directors                                                  49

 76.     Directors may become interested in company promoted by Bank                           49

 77.     Borrowing powers of Directors and register of charges                                 49

 78.     Powers and duties of Directors                                                        49

 79.     Directors' power to appoint attorney                                                  50

 80.     Director who is interested in contract with the Bank must
         disclose his interest                                                                 50

 81.     Director may hold office under the Bank                                               50

 82.     Director may act for Bank in professional capacity                                    50

 83.     Signing of cheques etc.                                                               51

 84.     Minutes to be kept of proceedings of Directors                                        51

 85.     Directors' pensions                                                                   51

 86.     When office of Director is to be vacated                                              51

         GOVERNOR AND DEPUTY GOVERNOR

 87.     Election of Governor and Deputy Governor                                              51

         MANAGING AND EXECUTIVE DIRECTORS

 88.     Appointment of Managing Director and Executive Directors                              52

 89.     Directors may empower Managing Director to act for Bank                               52

         APPOINTMENT AND RETIREMENT OF DIRECTORS

 90.     Retirement by rotation of Directors                                                   52

 91.     Which Directors to retire                                                             52

 92.     Retiring Directors eligible for re-election                                           52

 93.     Power of General Court to fill a vacancy caused by retirement of Director             52

 94.     Candidates for office of Director to be nominated in writing                          52

 95.     When Directors may fill office of Director                                            53

 96.     Power of General Court to remove Director                                             53

 97.     Power of General Court to fill casual vacancy                                         53

PROCEEDINGS OF DIRECTORS AND COMMITTEES

 98.     Court of Directors                                                                    53

 99.     Directors' quorum                                                                     54

100.     Director shall not vote in respect of contract in which he is interested              54

101.     Directors may act notwithstanding a vacancy in number                                 55

102.     Chairman of Court of Directors                                                        55

103.     Directors' Powers of Management                                                       55

104.     Directors' Powers of Delegation                                                       56

105.     Chairman of committee                                                                 56

106.     Proceedings of committee                                                              56

107.     Acts of Directors or committees to be valid notwithstanding defect in
         appointment                                                                           56

         SECRETARY

108.     Appointment of Secretary                                                              57

109.     Secretary may not act in dual capacity                                                57

         THE SEAL

110.     The Seal, Official Seal and local seal                                                57

         DIVIDENDS AND RESERVES

111.     Declaration of dividends by General Court                                             57

112.     Directors may pay interim dividends                                                   57

113.     Dividends to be paid out of profits                                                   58

114.     Reserve funds                                                                         58

115.     Apportionment of dividends                                                            58

116.     Directors may deduct from dividends money due for calls                               58

117.     Power to direct payment of dividends by distribution of specific profits              59

118.     Scrip Dividends                                                                       59

119.     Dividends payable in cash may be paid by cheque or warrant                            60

120.     Dividends not to bear interest                                                        61

121.     Unclaimed Dividends                                                                   61

122.     Untraced Stockholders                                                                 61

         ACCOUNTS

123.     The Directors shall keep proper books of account                                      62

124.     Books of account to be kept at the Office and available for inspection
         of Directors                                                                          62

125.     Members not entitled to inspect books of account except as
         authorised by Directors                                                               62

126.     Balance sheets and profit and loss accounts, group accounts and reports
         to be laid before Annual General Courts                                               62

127.     Copy of balance sheet, accounts, Directors' report and Auditors' report
         to be sent to members                                                                 62

         CAPITALISATION OF RESERVES

128.     Power of General Court to capitalise reserves                                         63

129.     Method of capitalisation of reserves                                                  63

         AUDIT

130.     Appointment and duties of Auditors                                                    63

         NOTICES

131.     Service of notices                                                                    63

132.     Notice to joint stockholders                                                          64

133.     Notice when member deceased or bankrupt                                               64

134.     Persons entitled to notice                                                            64

135.     Service on transfer or transmission of stock                                          64

         MISCELLANEOUS

136.     Use of computers, etc. for certain Bank records                                       64

137.     Use of Electronic Communication                                                       65

138.     Destruction of stock transfer forms and cancelled stock certificates                  65

139.     Authentication of documents                                                           66

140.     Declaration of secrecy                                                                66

141.     Indemnity                                                                             66

142.     Insurance against liability of Directors and Officers                                 67

143.     Record dates                                                                          67

         APPENDIX

         Authority to `buy-back' Bank Stock

         - Special Resolution passed by Stockholders at the Annual General
         Court on 9 July 2003                                                                  68

                                 BANK OF IRELAND
                                   BYE - LAWS
                  for the government of the Corporation of the
       Governor and Company of the Bank of Ireland and the management and conduct of its affairs and business.

       (Adopted by Resolution passed by an Extraordinary General Court on 2nd May 1984 as amended by Resolutions passed by the Annual General Court on
     1st July, 1987, the Extraordinary General Court on 12th May, 1988, the
                                 Annual General
   Court on 5th July, 1989, the Annual General Court on 10th July, 1990, the
                                 Annual General
    Court on 9th July, 1991, the Annual General Court on 7th July, 1993, the
                                 Annual General
    Court on 6th July, 1994, the Annual General Court on 5th July, 1995, the
                                 Annual General
    Court on 1st July, 1998, the Annual General Court on 7th July, 1999, the
                                 Annual General
     Court on 4th July 2001 and the Annual General Court on 7th July 2004)

                                   PRELIMINARY

INTERPRETATION

1.    In these Bye-Laws, unless the context otherwise requires:

      "ACTS" means the Companies Acts, 1963 to 1990;

      "AUDITORS" means the auditors of the Bank for the time being appointed in pursuance of these Bye-Laws;

      "THE BANK" or "BANK OF IRELAND" means the body corporate entitled the Governor and Company of the Bank of Ireland which was incorporated by the Charter;

      "THE BANK'S ACTS" means the Bank of Ireland Act 1929, the enactments specified in the First Schedule to that Act and every other enactment amending any of those enactments;

      "CERTIFICATED STOCK" means stock other than uncertificated stock; and corresponding expressions shall be construed accordingly;

      "THE CHARTER" means the Charter or Letters Patent under the Great Seal of Ireland bearing date the 10th day of May 1783 and granted by his late Majesty King George the Third;

      "COURT OF DIRECTORS" means a meeting of the Directors duly assembled under and in accordance with these Bye-Laws;

      "DEMATERIALISED INSTRUCTION" means an instruction sent or received by means of a relevant system;

      "THE DIRECTORS" means the Directors for the time being of the Bank and includes the Governor and Deputy Governors (if any) of the Bank;

      "ELECTRONIC COMMUNICATION" means information communicated or intended to be communicated to a person or public body, other than its originator, that is generated, communicated, processed, sent, received, recorded, stored or displayed by electronic means or in electronic form but does not include information communicated in the form of speech unless the speech is processed at its destination by an automatic voice recognition system; any references in this definition, the fifth last paragraph of Bye-Law 1 and Bye-Law 137 to "information", "public body", "originator", "electronic" and "person" shall have the same meaning as in Section 2 of the Electronic Commerce Act, 2000;

      "ENACTMENT" includes an enactment comprised in any subordinate legislation within the meaning of the Interpretation Act, 1937;

      "GENERAL COURT" means a General Court of the members of the Bank duly assembled under and in accordance with these Bye-Laws;

      "ISSUER-INSTRUCTION" means a properly authenticated dematerialised instruction attributable to a participating issuer;

      "MEMBER" means every person who agrees to become a holder of at least one unit of capital stock of the Bank and whose name is entered in the Register;

      "MONTH" means calendar month;

      "THE OFFICE" means the head office of the Bank of Ireland at Lower Baggot Street, Dublin 2;

      "OFFICER" has the meaning attached to it in the Companies Acts 1963 to 1990 as the same may be amended or re-enacted from time to time but does not include an Auditor;

      "OPERATOR-INSTRUCTION" means a properly authenticated dematerialised instruction attributable to an operator;

      "OPERATOR-SYSTEM" means those facilities and procedures which are part of the relevant system, which are maintained and operated by or for an operator, by which the operator generates operator-instructions and receives dematerialised instructions from system-participants and by which persons change the form in which units of a participating security are held;

      "OPERATOR" means any person specified in Regulation 28 of the Regulations or approved by the Minister under the Regulations as operator of a relevant system;

      "PARTICIPATING ISSUER" means a person who has issued a security which is a participating security;

      "PARTICIPATING MEMBER STATE" means each state of the European Union described as such in the Economic and Monetary Union Act, 1998;

      "PARTICIPATING SECURITY" means a security title to units of which is permitted by an operator to be transferred by means of a relevant system;

      "THE REGISTER" means the register of members of the Bank kept under and in pursuance of these Bye-Laws;

      "REGULATIONS" mean the Companies Act, 1990 (Uncertificated Securities) Regulations, 1996, S.I. No. 68 of 1996 and such other regulations made under Section 4 of the Companies (Amendment) Act, 1977 and Section 239 of the Companies Act, 1990 as are applicable including any modification thereof or any regulations in substitution therefor and which term shall include, where the context requires or admits, the rules, facilities and requirements of the relevant system;

      "RELEVANT SYSTEM" means a computer based system and procedures which enable title to units of a security to be evidenced and transferred without a written instrument, and which facilitate supplementary and incidental matters; and "relevant system" includes an operator-system;

      "THE SEAL" means the common seal of the Bank and the "OFFICIAL SEAL" means the seal which may be used for the purpose of sealing securities issued by the Bank;

      "SECRETARY" means any person appointed to perform any of the duties of Secretary of the Bank and includes a Deputy or Assistant Secretary;

      "SETTLEMENT-BANK" in relation to a relevant system, means a person who has contracted to make payments in connection with transfers of title to uncertificated units of a security by means of that system;

      "THE STATE" means Ireland;

      "STOCK EXCHANGE" means a stock exchange on which the Bank has sought and has obtained a listing for any of its stock or securities;

      "SYSTEM-MEMBER" in relation to a relevant system, means a person permitted by an operator to transfer title to uncertificated units of a security by means of that system and includes, where relevant, two or more persons who are jointly so permitted;

      "SYSTEM-PARTICIPANT" in relation to a relevant system, means a person who is permitted by an operator to send and receive properly authenticated dematerialised instructions and "sponsoring system-participant" means a system-participant who is permitted by an operator to send properly authenticated dematerialised instructions on another person's behalf;

      "UNCERTIFICATED STOCK" means stock title to which is recorded on the Register as being held in uncertificated form, and title to which, by virtue of the provisions of the Regulations and these Bye-Laws may be transferred by means of a relevant system; and corresponding expressions shall be construed accordingly;

      In these Bye-Laws "EURO" or "(euro)" shall refer to the single currency of participating member states of the European Union, the lawful currency of the State, "STG(POUND)" or "POUNDS STERLING" shall refer to the lawful currency for the time being of the United Kingdom, and "US$" or "US DOLLARS" shall refer to the lawful currency for the time being of the United States of America;

      The masculine includes the feminine and the singular includes the plural and vice versa;

      Words importing persons shall include corporations;

      Expressions referring to writing shall be construed as including references to printing, lithography, photography, electronic and any other modes of representing or of reproducing words in visible form and cognate words shall be similarly construed;

      Save as aforesaid, words or expressions contained in these Bye-Laws shall if not inconsistent with the subject or context bear the same meaning as in the Charter.

      The table of contents, sub-titles and marginal notes are inserted for convenience and shall not affect the construction of these presents.

      A reference to any statute or any statutory provision shall be construed as relating to any statutory modification or re-enactment thereof from time to time.

      References in these Bye-Laws to any stock being in "uncertificated form" or in "certificated form" are references respectively to such stock being "uncertificated stock" or "certificated stock".

CONFLICT BETWEEN PROVISIONS OF BYE-LAWS AND THOSE OF CHARTER

2. In case of any conflict between any provision in these Bye-Laws and any provision of the Charter or of the Bank's Acts, the provision in these Bye-Laws shall prevail and have effect in place of such conflicting provision of the Charter or the Bank's Acts.

                                     CAPITAL

CAPITAL STOCK OF THE BANK

3. The capital stock of the Bank is (euro)960,000,000 divided into 1,500,000,000 units of Ordinary Stock of (euro)0.64 each ("Ordinary Stock"), US$200,000,000 divided into 8,000,000 units of Non-Cumulative Preference Stock of US$25 each ("Dollar Preference Stock"), Stg(pound)100,000,000 divided into 100,000,000 units of Non-Cumulative Preference Stock of Stg(pound)1 each ("Sterling Preference Stock") and
      (euro)127,000,000 divided into 100,000,000 units of Non-Cumulative Preference Stock of (euro)1.27 each ("euro Preference Stock").

DOLLAR PREFERENCE STOCK

4.    The rights attaching to the Dollar Preference Stock shall be as follows:

(A)   General

The Dollar Preference Stock shall rank pari passu inter se with the Sterling Preference Stock and with the euro Preference Stock as regards the right to receive dividends and the rights on winding up of, or other return of capital by, the Bank. Notwithstanding the provisions of Bye-Law 7 and subject as provided in paragraphs (B) to
      (H) of this Bye-Law, the Dollar Preference Stock may be issued with such rights and privileges, and subject to such restrictions and limitations, as the Directors shall determine in the resolution approving the issue of such stock and in particular (but without prejudice to the generality of the foregoing), the Directors may (without prejudice to the authority conferred by sub-paragraph (D)
      (5) of this Bye-Law), pursuant to the authority given by the passing of the resolution to adopt this Bye-Law, consolidate and divide and/or subdivide any Dollar Preference Stock into stock of a larger or smaller amount. Whenever the Directors have power under this Bye-Law to determine any of the rights, privileges, limitations or restrictions attached to any of the Dollar Preference Stock, the rights, privileges, limitations or restrictions so determined need not be the same as those attached to the Dollar Preference Stock which has then been allotted or issued. Without prejudice to Bye-Law 7 (b) each issue of Dollar Preference Stock carrying rights, privileges, limitations or restrictions that are not the same as those attached to the Dollar Preference Stock which has then been allotted or issued shall constitute a separate class of stock.

(B)   Income

      (1) The Dollar Preference Stock shall (subject to the further provisions of this paragraph) entitle the holders thereof (the "Dollar Preference Stockholders") to receive a non-cumulative preferential dividend (the "Preference Dividend"), which shall be calculated at such annual rate (whether fixed or variable) and shall be payable on such dates and on such other terms and conditions as may be determined by the Directors prior to allotment thereof.

      (2) The following shall apply in relation to any particular Dollar Preference Stock (the "Relevant Dollar Preference Stock") if so determined by the Directors prior to the allotment thereof:

            (a) The Relevant Dollar Preference Stock shall rank as regards the right to receive dividends pari passu with the Sterling Preference Stock, the euro Preference Stock and with any further stock created and issued pursuant to sub-paragraph (e) below and otherwise in priority to any Ordinary Stock in the capital of the Bank.

            (b) If, on any date on which an instalment of the Preference Dividend would fall to be paid under sub-paragraph (B)
                  (1) above on any Relevant Dollar Preference Stock, the distributable profits and distributable reserves of the Bank are together insufficient to enable payment in full to be made of such instalment and, if applicable, of any instalments of dividends payable on such date on any other preference stock ranking pari passu with the Relevant Dollar Preference Stock as regards dividend, then none of the said instalments shall be paid. If it shall subsequently appear that any instalment of the Preference Dividend or of any such other preferential dividend which has been paid should not, in accordance with the provisions of this subparagraph, have been so paid, then, provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any stockholder may suffer in consequence of such payment having been made.

            (c) Where any instalment of the Preference Dividend on any Relevant Dollar Preference Stock is payable, the Directors shall, subject to sub-paragraph (b) above, resolve to make payment of such instalment in cash, provided however that such instalment shall not be payable in cash if, in the judgment of the Directors, after consultation with the Central Bank of Ireland, the payment of such instalment in cash would breach or cause a breach of the Central Bank of Ireland's capital adequacy requirements from time to time applicable to the Bank.

            (d) Subject to the right to be allotted additional Dollar Preference Stock in accordance with sub-paragraph (e) below, the Relevant Dollar Preference Stock shall carry no further right to participate in the profits and reserves of the Bank other than the Preference Dividend and if on any occasion an instalment of the Preference Dividend is not paid in cash for the reasons described in sub-paragraph (b) or sub-paragraph (c) above, the Dollar Preference Stockholders shall have no claim in respect of such instalment.

            (e)   (i)   The provisions of this sub-paragraph shall apply
                        where any instalment of the Preference Dividend payable on a particular date on the Relevant
                        Dollar Preference Stock is, for the reasons specified in sub-paragraph (b) or sub-paragraph
                        (c) above, not to be paid in cash and the amount
                        (if any) standing to the credit of the profit and loss account of the Bank together with the amount of the reserves of the Bank available for the purpose are sufficient to enable the allotments of additional preference stock referred to in the further provisions of this sub-paragraph to be made in full;

                  (ii)  For the purposes of this sub-paragraph:
                        "Relevant Stock" means Relevant Dollar Preference Stock and any preference stock of the Bank carrying similar rights to those set out in this sub-paragraph (e) and ranking pari passu with the Relevant Dollar Preference Stock as regards dividend in respect of which an instalment of preference dividend which would have been payable on the same date as a Relevant Instalment on Relevant Dollar Preference Stock is not to be paid in cash; and

                        "Relevant Instalment" means an instalment of preference dividend which is not to be paid in cash on Relevant Stock on any occasion for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above; and, where a member holds Relevant Stock of more than one class, the provisions of this sub-clause shall be interpreted and applied separately in respect of each class of Relevant Stock held by him;

                  (iii) Each holder of Relevant Stock shall, on the date
                        for payment of the Relevant Instalment, had such instalment been paid in cash, be allotted such additional nominal amount of preference stock of the class in question, credited as fully paid, as is equal to an amount determined by multiplying the cash amount of the Relevant Instalment that would have been payable to him, had such instalment been payable in cash, (exclusive of any associated tax credit) by a factor to be determined by the Directors prior to allotment of the Relevant Stock. The Bank shall not issue fractions of preference stock of any class ("Fractional Stock") on any such allotment of additional preference stock. In lieu of any Fractional Stock each holder of Relevant Stock otherwise entitled to receive Fractional Stock shall receive a payment in cash equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Bank, on behalf of all such holders, of the aggregate of the preference stock of the relevant class equal in nominal amount to the aggregate amount of all Fractional Stock of the relevant class otherwise payable as a dividend rounded down to the nearest integral multiple of the par value of such preference stock, provided that the Bank shall not be obliged to make any such payment where the entitlement of the relevant holder is less than US$10. Such sale shall be effected promptly after the record date fixed for determining the holders entitled to payment of the Preference Dividend. A holder receiving an allotment of additional preference stock in terms of this sub-paragraph shall not be entitled to receive any part of the Relevant Instalment relating to Relevant Stock of that class in cash;

                  (iv) For the purpose of paying up preference stock to be allotted on any occasion pursuant to this sub-paragraph, the Directors shall capitalise out of the sums standing to the credit of the profit and loss account of the Bank and/or to the credit of the Bank's reserve accounts available for the purpose, as the Directors may determine a sum equal to the aggregate nominal amount of the additional preference stock then to be allotted and shall apply the same in paying up in full the appropriate amount of unissued preference stock of the class or classes in question. Any such capitalisation shall be deemed to be authorised by the resolution adopting this Bye-Law and the provisions of Bye-Law 129 shall apply mutatis mutandis to any such capitalisation;

                  (v) The additional preference stock so allotted shall rank pari passu in all respects with the fully paid Relevant Stock of the same class then in issue save only as regards participation in the Relevant Instalment;

            (f) The Directors shall undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of subparagraph (e). If any additional preference stock falling to be allotted pursuant to such sub-paragraph cannot be allotted by reason of any insufficiency in the Bank's authorised capital stock the Directors shall convene a General Court to be held as soon as practicable, for the purpose of considering a resolution or resolutions effecting an appropriate increase in the authorised capital stock. The Dollar Preference Stock shall not confer the right to participate in any issue of stock on capitalisation of reserves except as provided in sub-paragraph (e) above.

      (C)   Capital

            (1)     On a winding up of, or other return of capital (other
                  than on a redemption of stock of any class in the capital of the Bank) by the Bank, the Dollar Preference Stockholders shall in respect of the Dollar Preference Stock held by them be entitled to receive in US Dollars, out of the surplus assets available for distribution to the Bank's members, an amount equal to the amount paid up or credited as paid up on the Dollar Preference Stock (including any premium paid to the Bank in respect thereof).

            (2)     In addition to the amount repayable on the Dollar
                  Preference Stock pursuant to subparagraph (1) above there shall be payable:

                  (a) a sum equal to the amount of any Preference Dividend which is due for payment after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date and the amount of any Preference Dividend which would have been payable by the Bank in accordance with paragraph (B) of this Bye-Law in respect of the period commencing with the fixed dividend payment date which shall most recently have occurred prior to the winding up of the Bank or the date of return of capital, as the case may be, and ending with the date of such return of capital, whether on a winding up or otherwise, as though such period had been one in relation to which an instalment of the Preference Dividend would have been payable pursuant to paragraph (B), but subject always to the provisions of sub-paragraphs
                        (2)(b), (c) and (d) of paragraph (B); and

                  (b) subject thereto, such premium (if any) as may be determined by the Directors prior to allotment thereof (and so that the Directors may determine that such premium is payable only in specified circumstances and/or that such premium shall be of variable amount depending on the timing and circumstances of such return of capital).

            (3)     The amounts payable or repayable under sub-paragraphs
                  (1) and (2) of this paragraph (C) in the event of a winding up of, or other return of capital (other than on a redemption of stock of any class in the capital of the
                  Bank) by the Bank, shall be so paid pari passu with any amounts payable or repayable in that event upon or in respect of any further preference stock of the Bank ranking pari passu with the Dollar Preference Stock as regards repayment of capital and shall be so paid in priority to any repayment of capital on any other class of stock of the Bank. The Dollar Preference Stockholders shall not be entitled in respect of the Dollar Preference Stock held by them to any further or other right of participation in the assets of the Bank.

      (D)   Redemption

            (1)     Unless otherwise determined by the Directors in relation
                  to any particular Dollar Preference Stock prior to allotment thereof, the Dollar Preference Stock shall be redeemable at the option of the Bank. In the case of any particular Dollar Preference Stock which is to be so redeemable:

                  (a) such stock shall be redeemable at par together with the sum which would have been payable pursuant to paragraph (C) of this Bye-Law (other than sub-paragraph (C)(2)(b)) if the date fixed for redemption had been the date of a return of capital on a winding up of the Bank;

                  (b) such stock shall be redeemable during such period as the Directors shall prior to the allotment thereof determine, commencing with the first date on which a dividend is payable on such stock or with such later date as the Directors shall prior to allotment thereof determine; and

                  (c) prior to allotment of such stock, the Directors shall determine whether the Bank may redeem (i) all (but not merely some) of such stock or (ii) all or any of such stock and the basis on which any necessary selection of such stock for redemption is to be made from time to time.

            (2)     The provisions of this sub-paragraph (2) shall apply in
                  relation to any Dollar Preference Stock that is to be redeemed and that on the date fixed for redemption is in certificated form. The Bank shall give to the holders of the Dollar Preference Stock to be redeemed not less than 30 days and not more than 60 days notice in writing of the date on which such redemption be effected. Such notice shall specify the redemption date and the place at which the certificates for such Dollar Preference Stock are to be presented for redemption and upon such date each of such holders shall be bound to deliver to the Bank at such place the certificates for such Dollar Preference Stock as are held by him. Upon such delivery, the Bank shall pay to such holder the amount due to him in respect of such redemption and shall cancel the certificates so delivered. If any such certificate includes any Dollar Preference Stock not redeemable on that occasion, a fresh certificate for such stock shall be issued to the holder without charge upon cancellation of the existing certificate.

            (3)     As from the date fixed for redemption, no Preference
                  Dividend shall be payable on the Dollar Preference Stock to be redeemed except on any such stock in respect of which, upon either due presentation of the certificate relating thereto, or, if the Dollar Preference Stock was in uncertificated form on the date fixed for redemption the procedures for redemption as referred to in sub-paragraph (4) below having been effected, payment of the moneys due at such redemption shall be improperly refused, in which event, the Preference Dividend shall continue to accrue on and from the date fixed for redemption down to, but not including, the date of payment of such redemption moneys.

            (4)     The provisions of this sub-paragraph (4) shall apply in
                  relation to any Dollar Preference Stock that is to be redeemed and that, on the date fixed for redemption, is in uncertificated form. The Bank shall give to the holders of such Dollar Preference Stock not less than 30 days and not more than 60 days notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the Directors shall be entitled, in their absolute discretion, to determine the procedures for the redemption of such Dollar Preference Stock held in uncertificated form on the relevant redemption date (subject always to the facilities and requirements of the relevant system concerned). Upon being satisfied that such procedures have been effected, the Bank shall pay to the holders of the Dollar Preference Stock concerned the amount due in respect of such redemption of such Dollar Preference Stock.

            (5)     Without prejudice to the generality of sub-paragraph (4)
                  above:

                  (a) the procedures for the redemption of any Dollar Preference Stock may involve or include the sending by the Bank or by any person on its behalf, of an issuer-instruction to the operator of the relevant system concerned requesting or requiring the deletion of any computer-based entries in the relevant system concerned that relate to the holding of the Dollar Preference Stock concerned; and/or

                  (b) the Bank may, if the Directors so determine, (by notice in writing to the holder concerned, which notice may be included in the notice of redemption concerned) require the holder of the Dollar Preference Stock concerned to change the form of the Dollar Preference Stock from uncertificated form to certificated form prior to the date fixed for redemption (in which case the provisions in this Bye-Law relating to the redemption of Dollar Preference Stock held in certificated form shall apply).

                    Whether any Dollar Preference Stock to be redeemed is in
                  certificated form or uncertificated form on the relevant date fixed for redemption shall be determined by reference to the Register as at 12.00 a.m. on such date or such other time as the Directors, may (subject to the facilities and requirements of the relevant system concerned) in their absolute discretion determine.

            (6)     The receipt of the registered holder for the time being
                  of any Dollar Preference Stock or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof, shall constitute an absolute discharge to the Bank in respect thereof.

            (7)     Upon the redemption of any Dollar Preference Stock the
                  Directors may (pursuant to the authority given by the passing of the resolution to adopt this Bye-Law) consolidate and divide and/or sub-divide the authorised preference stock existing as a consequence of such redemption into stock of any other class of capital stock into which the authorised capital stock of the Bank is or may at that time be divided of a like nominal amount (as nearly as may be) and in the same currency as the Dollar Preference Stock so redeemed or into unclassified stock of the same nominal amount and in the same currency as the Dollar Preference Stock so redeemed.

      (E)   Voting

            (1)     The Dollar Preference Stockholders shall be entitled to
                  receive notice of any General Court of the Bank and a copy of every circular or like document sent out by the Bank to the holders of Ordinary Stock but shall not be entitled to attend any General Court or to speak or vote thereat unless:

                  (a) a resolution is to be proposed at such meeting for the winding up of the Bank; or

                  (b) a resolution is to be proposed at such meeting varying, altering or abrogating any of the rights, privileges, limitations or restrictions attached to the Dollar Preference Stock;

                        and then to vote only on such resolution or resolutions; or

                    unless at the date of such meeting the most recent
                  instalment of the Preference Dividend due to be paid prior to such meeting shall not have been paid in cash in which event the Dollar Preference Stockholders shall be entitled to speak and vote on all resolutions proposed at such meeting.

                    For the avoidance of doubt, unless otherwise provided
                  by its terms of issue and without prejudice to the rights attached to the Dollar Preference Stock to participate in any return of capital, the rights attached to any Dollar Preference Stock shall not be deemed to be varied, altered or abrogated by a reduction in any capital stock ranking as regards participation in the profits and assets of the Bank pari passu with or after such Dollar Preference Stock or by any redemption of any such capital stock, unless, in either of the foregoing cases, the then most recent dividend due to be paid on each class of preference stock in the capital of the Bank prior to such reduction or redemption shall not have been paid in cash.

            (2)   (a)   At a separate Meeting of the Dollar Preference
                        Stockholders referred to in paragraph (F) of this Bye-Law on a show of hands each Dollar Preference
                        Stockholder present in person or every proxy for every such member shall have one vote and on a poll each Dollar Preference Stockholder present in person or by proxy shall have one vote in respect of each US$1 of Dollar Preference Stock held by him; and

                  (b) Whenever the Dollar Preference Stockholders are entitled to attend and vote at a General Court of the Bank then, on a show of hands, each Dollar Preference Stockholder, present in person or every proxy for every such member, shall have one vote and on a poll each Dollar Preference Stockholder present in person or by proxy shall have one vote for every (euro)0.64 of the euro amount decided by the Directors as being equivalent to the nominal amount of Dollar Preference Stock held by him, such calculation to be made by applying the rate of exchange prevailing at the date or respective dates of allotment of such stock as determined by the Directors. For the purpose of making the above calculation the euro amount shall be adjusted downwards to the nearest integral multiple of
                        (euro)0.64.

            (3)     On a relevant requisition given in accordance with the
                  provisions of sub-paragraph (4) below, the Directors shall procure that an Extraordinary General Court of the Bank shall be convened forthwith.

            (4)   A "relevant requisition" is a requisition:

                  (a) which has been signed by or on behalf of the holders of a majority of the Dollar Preference Stock in issue at the date of such requisition; and

                  (b) which states the objects of the meeting to be convened;

                    and a relevant requisition may consist of several
                  documents in like form each signed by or on behalf of one or more of the requisitionists. The provisions of Bye-Law 45 (c), (d) and (e) shall apply mutatis mutandis to an Extraordinary General Court requisitioned in accordance with this Bye-Law.

            (5)     The right to requisition a General Court of the Bank
                  contained in this paragraph (E) shall be exercisable only at a time when the most recent instalment of the Preference Dividend due to be paid prior to such requisition shall not have been paid in cash.

            (6)     The Directors shall procure that, on any resolution at a
                  General Court of the Bank upon which the Dollar
                  Preference Stockholders are entitled to vote and on each resolution at a separate Meeting, referred to at paragraph (F) of this Bye-Law, of the Dollar Preference Stockholders, a poll is demanded by the Chairman of such meeting in accordance with these Bye-Laws.

      (F)   Restriction on Capitalisations and Issues of Securities

            The following shall apply in relation to any particular Dollar Preference Stock (the "Relevant Dollar Preference Stock") if so determined by the Directors prior to allotment thereof. Save with the written consent of the holders of not less than 66 2/3% in nominal value of the Relevant Dollar Preference Stock, or with the sanction of a resolution passed at a separate meeting of the holders of the Relevant Dollar Preference Stock where holders of not less than 662/3% in nominal value of the Relevant Dollar Preference Stock in attendance and voting have voted in favour of such resolution, the Directors shall not (i) pursuant to Bye-Law 129 capitalise any part of the amounts available for distribution and referred to in such Bye-Law if after such capitalisation the aggregate of such amounts would be less than a multiple, determined by the Directors prior to the allotment of the Relevant Dollar Preference Stock of the aggregate amount of the annual dividends (exclusive of any associated tax credit) payable on the Dollar Preference Stock then in issue and any other preference stock then in issue ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Bank, pari passu with or in priority to the Relevant Dollar Preference Stock, or (ii) authorise or create, or increase the amount of any stock of any class or any security convertible into the stock of any class ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Bank in priority to the Relevant Dollar Preference Stock. A separate meeting shall be deemed to be a class meeting and the provisions of Bye-Law 7 (a) shall apply subject always to the over-riding provision of sub-paragraph (6) of paragraph (E) of this Bye-Law.

      (G)   Further Preference Stock

      The Bank may from time to time create and issue further preference stock ranking as regards participation in the profits and assets of the Bank pari passu with the Dollar Preference Stock and so that any such further preference stock may be denominated in any currency and may carry as regards participation in the profits and assets of the Bank rights identical in all respects to those attaching to the Dollar Preference Stock or rights differing therefrom in any respect including, but without prejudice to the generality of the foregoing:

            (1) the rate of dividend may differ and the dividend may be cumulative or non-cumulative;

            (2) the periods by reference to which dividend is payable may differ;

            (3)     a premium may be payable on a return of capital or there
                  may be no such premium;

            (4)     the further preference stock may be redeemable at the
                  option of the Bank or the holder or may be non-redeemable or may be redeemable at different dates and on different terms from those applying to the Dollar Preference Stock; and

      (5)   the further preference stock may be convertible into Ordinary
                  Stock or any other class of stock ranking as regards participation in the profits and assets of the Bank pari passu with or after such Dollar Preference Stock, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

      The creation or issue of, or the variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to, any stock of the Bank ranking after the Dollar Preference Stock as regards participation in the profits and assets of the Bank and the creation or issue of further preference stock ranking pari passu with the Dollar Preference Stock as provided for above shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Dollar Preference Stock. Provided, however, as regards further preference stock ranking pari passu with the Dollar Preference Stock that, on the date of such creation or issue, the most recent instalment of the dividend due to be paid on each class of preference stock in the capital of the Bank prior to such date shall have been paid in cash. If any further preference stock of the Bank shall have been issued, then any subsequent variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to any of such further preference stock shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Dollar Preference Stock provided that the rights attaching to such preference stock thereafter shall be such that the creation and issue by the Bank of further preference stock carrying those rights would have been permitted under this paragraph.

      (H)   Variation of Class Rights

      Without prejudice to Bye-Law 7 (b) the rights, privileges, limitations or restrictions attached to the Dollar Preference Stock (or any class thereof) may be varied, altered or abrogated, either whilst the Bank is a going concern or during or in contemplation of a winding up, with the written consent of the holders of not less than 66 2/3% in nominal value of such class of stock or with the sanction of a resolution passed at a class meeting of holders of such classes of stock provided that the holders of not less than 66 2/3% in nominal value of such class of stock in attendance and voting vote in favour of such resolution.

STERLING PREFERENCE STOCK

      5. The rights attaching to the Sterling Preference Stock shall be as follows:

      (A)   General

      The Sterling Preference Stock shall rank pari passu inter se with the Dollar Preference Stock and with the euro Preference Stock as regards the right to receive dividends and the rights on winding up of, or other return of capital by, the Bank. Notwithstanding the provisions of Bye-Law 7 and subject as provided in paragraphs (B) to (H) of this Bye-Law, the Sterling Preference Stock may be issued with such rights and privileges, and subject to such restrictions and limitations, as the Directors shall determine in the resolution approving the issue of such stock and in particular (but without prejudice to the generality of the foregoing), the Directors may (without prejudice to the authority conferred by sub-paragraph (D) (5) of this Bye-Law), pursuant to the authority given by the passing of the resolution to adopt this Bye-Law, consolidate and divide and/or subdivide any Sterling Preference Stock into stock of a larger or smaller amount.
            Whenever the Directors have power under this Bye-Law to determine any of the rights, privileges, limitations or restrictions attached to any of the Sterling Preference Stock, the rights, privileges, limitations or restrictions so determined need not be the same as those attached to the Sterling Preference Stock which has then been allotted or issued. Without prejudice to Bye-

            Law 7 (c) each issue of Sterling Preference Stock carrying rights, privileges, limitations or restrictions that are not the same as those attached to the Sterling Preference Stock which has then been allotted or issued shall constitute a separate class of stock.

      (B)   Income

      The Sterling Preference Stock shall (subject to the further provisions of this paragraph) entitle the holders thereof (the "Sterling Preference Stockholders") to receive a non-cumulative preferential dividend (the "Preference Dividend"), which shall be calculated at such annual rate (whether fixed or variable) and shall be payable on such dates and on such other terms and conditions as may be determined by the Directors prior to allotment thereof.

            (2) The following shall apply in relation to any particular Sterling Preference Stock (the "Relevant Sterling Preference Stock") if so determined by the Directors prior to the allotment thereof:

                  (a) The Relevant Sterling Preference Stock shall rank as regards the right to receive dividends pari passu with the Dollar Preference Stock, the euro Preference Stock and with any further stock created and issued pursuant to sub-paragraph (e) below and otherwise in priority to any Ordinary Stock in the capital of the Bank.

                  (b) If, on any date on which an instalment of the Preference Dividend would fall to be paid under sub-paragraph (B) (1) above on any Relevant Sterling Preference Stock, the distributable profits and distributable reserves of the Bank are together insufficient to enable payment in full to be made of such instalment and, if applicable, of any instalments of dividends payable on such date on any other preference stock ranking pari passu with the Relevant Sterling Preference Stock as regards dividend, then none of the said instalments shall be paid. If it shall subsequently appear that any instalment of the Preference Dividend or of any such other preferential dividend which has been paid should not, in accordance with the provisions of this subparagraph, have been so paid, then, provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any stockholder may suffer in consequence of such payment having been made.

                  (c) Where any instalment of the Preference Dividend on any Relevant Sterling Preference Stock is payable, the Directors shall, subject to sub-paragraph (b) above, resolve to make payment of such instalment in cash, provided however that such instalment shall not be payable in cash if, in the judgment of the Directors, after consultation with the Central Bank of Ireland, the payment of such instalment in cash would breach or cause a breach of the Central Bank of Ireland's capital adequacy requirements from time to time applicable to the Bank.

                  (d) Subject to the right to be allotted additional Sterling Preference Stock in accordance with sub-paragraph (e) below, the Relevant Sterling Preference Stock shall carry no further right to participate in the profits and reserves of the Bank other than the Preference Dividend and if on any occasion an instalment of the Preference Dividend is not paid in cash for the reasons described in sub-paragraph (b) or sub-paragraph
                        (c) above, the Sterling Preference Stockholders shall have no claim in respect of such instalment.

                  (e) (i) The provisions of this sub-paragraph shall apply where any instalment of the Preference Dividend payable on a particular date on the Relevant Sterling Preference Stock is, for the reasons specified in sub-paragraph

                  (b) or sub-paragraph (c) above, not to be paid in cash and the amount (if any) standing to the credit of the profit and loss account of the Bank together with the amount of the reserves of the Bank available for the purpose are sufficient to enable the allotments of additional Preference Stock referred to in the further provisions of this sub-paragraph to be made in full;

            (ii)  For the purposes of this sub-paragraph:

                  "Relevant Stock" means relevant Sterling Preference Stock and any preference stock of the Bank carrying similar rights to those set out in this sub-paragraph
                  (e) and ranking pari passu with the Relevant Sterling Preference Stock as regards dividend in respect of which an instalment of preference dividend which would have been payable on the same date as a Relevant Instalment on Relevant Sterling Preference Stock is not to be paid in cash; and

                  "Relevant Instalment" means an instalment of preference dividend which is not to be paid in cash on Relevant Stock on any occasion for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above; and

                  where a member holds Relevant Stock of more than one class, the provisions of this sub-clause shall be interpreted and applied separately in respect of each class of Relevant Stock held by him;

            (iii) Each holder of Relevant Stock shall, on the date for payment of the Relevant Instalment, had such instalment been paid in cash, be allotted such additional nominal amount of preference stock of the class in question, credited as fully paid, as is equal to an amount determined by multiplying the cash amount of the Relevant Instalment that would have been payable to him, had such instalment been payable in cash, (exclusive of any associated tax credit) by a factor to be determined by the Directors prior to allotment of the Relevant Stock. The Bank shall not issue fractions of preference stock of any class ("Fractional Stock") on any such allotment of additional preference stock. In lieu of any Fractional Stock each holder of Relevant Stock otherwise entitled to receive Fractional Stock shall receive a payment in cash equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Bank, on behalf of all such holders, of the aggregate of the preference stock of the relevant class equal in nominal amount to the aggregate amount of all Fractional Stock of the relevant class otherwise payable as a dividend rounded down to the nearest integral multiple of the par value of such preference stock, provided that the Bank shall not be obliged to make any such payment where the entitlement of the relevant holder is less than Stg(pound)5. Such sale shall be effected promptly after the record date fixed for determining the holders entitled to payment of the Preference Dividend. A holder receiving an allotment of additional preference stock in terms of this sub-paragraph shall not be entitled to receive any part of the Relevant Instalment relating to Relevant Stock of that class in cash;

            (iv) For the purpose of paying up preference stock to be allotted on any occasion pursuant to this sub-paragraph, the Directors shall capitalise out of the sums standing to the credit of the profit and loss account of the Bank and/or to the credit of the Bank's reserve accounts available for the purpose, as the Directors may determine a sum equal to the aggregate nominal amount of the additional preference stock then to be allotted and shall apply the same in paying up in full the appropriate amount of unissued preference stock of the class or classes in question. Any such capitalisation shall be deemed to be authorised by the resolution adopting this Bye-Law and the provisions of Bye-Law 129 shall apply mutatis mutandis to any such capitalisation;

            (v) The additional preference stock so allotted shall rank pari passu in all respects with the fully paid Relevant Stock of the same class then in issue save only as regards participation in the Relevant Instalment;

      (f) The Directors shall undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of sub-paragraph (e). If any additional preference stock falling to be allotted pursuant to such sub-paragraph cannot be allotted by reason of any insufficiency in the Bank's authorised capital stock the Directors shall convene a General Court to be held as soon as practicable, for the purpose of considering a resolution or resolutions effecting an appropriate increase in the authorised capital stock. The Sterling Preference Stock shall not confer the right to participate in any issue of stock on capitalisation of reserves except as provided in sub-paragraph
            (e) above.

(C)   Capital

      (1) On a winding up of, or other return of capital (other than on a redemption of stock of any class in the capital of the Bank) by the Bank, the Sterling Preference Stockholders shall in respect of the Sterling Preference Stock held by them be entitled to receive in Pounds Sterling out of the surplus assets available for distribution to the Bank's members, an amount equal to the amount paid up or credited as paid up on the Sterling Preference Stock (including any premium paid to the Bank in respect thereof).

      (2) In addition to the amount repayable on the Sterling Preference Stock pursuant to sub-paragraph (1) above there shall be payable:

            (a) a sum equal to the amount of any Preference Dividend which is due for payment after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date and the amount of any Preference Dividend which would have been payable by the Bank in accordance with paragraph (B) of this Bye-Law in respect of the period commencing with the fixed dividend payment date which shall most recently have occurred prior to the winding up of the Bank or the date of return of capital, as the case may be, and ending with the date of such return of capital, whether on a winding up or otherwise, as though such period had been one in relation to which an instalment of the Preference Dividend would have been payable pursuant to paragraph (B), but subject always to the provisions of sub-paragraphs (2) (b), (c) and (d) of paragraph (B); and

            (b) subject thereto, such premium (if any) as may be determined by the Directors prior to allotment thereof (and so that the Directors may determine that such premium is payable only in specified circumstances and/or that such premium shall be of variable amount depending on the timing and circumstances of such return of capital).

      (3)     The amounts payable or repayable under sub-paragraphs (1) and
            (2) of this paragraph (C) in the event of a winding up of, or other return of capital (other than on a redemption of stock of any class in the capital of the Bank) by the Bank, shall be so paid pari passu with any amounts payable or repayable in that event upon or in respect of any further preference stock of the Bank ranking pari passu with the Sterling Preference Stock as regards repayment of capital and shall be so paid in priority to any repayment of capital on any other class of stock of the Bank. The Sterling Preference Stockholders shall not be entitled in respect of the Sterling Preference Stock held by them to any further or other right of participation in the assets of the Bank.

(D)   Redemption

      (1) Unless otherwise determined by the Directors in relation to any particular Sterling Preference Stock prior to allotment thereof, the Sterling Preference Stock shall be redeemable at the option of the Bank. In the case of any particular Sterling Preference Stock which is to be so redeemable:

            (a) such stock shall be redeemable at par together with the sum which would have been payable pursuant to paragraph
                  (C) of this Bye-Law (other than sub-paragraph (C)(2)(b)) if the date fixed for redemption had been the date of a return of capital on a winding up of the Bank;

            (b) such stock shall be redeemable during such period as the Directors shall prior to the allotment thereof determine, commencing with the first date on which a dividend is payable on such stock or with such later date as the Directors shall prior to allotment thereof determine; and

            (c) prior to allotment of such stock, the Directors shall determine whether the Bank may redeem (i) all (but not merely some) of such stock or (ii) all or any of such stock and the basis on which any necessary selection of such stock for redemption is to be made from time to time.

      (2) The provisions of this sub-paragraph (2) shall apply in relation to any Sterling Preference Stock that is to be redeemed and that on the date fixed for redemption is in certificated form. The Bank shall give to the holders of the Sterling Preference Stock to be redeemed not less than 30 days and not more than 60 days notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the place at which the certificates for such Sterling Preference Stock are to be presented for redemption and upon such date each of such holders shall be bound to deliver to the Bank at such place the certificates for such Sterling Preference Stock as are held by him. Upon such delivery, the Bank shall pay to such holder the amount due to him in respect of such redemption and shall cancel the certificates so delivered. If any such certificate includes any Sterling Preference Stock not redeemable on that occasion, a fresh certificate for such stock shall be issued to the holder without charge upon cancellation of the existing certificate.

      (3) As from the date fixed for redemption, no Preference Dividend shall be payable on the Sterling Preference Stock to be redeemed except on any such stock in respect of which, upon either due presentation of the certificate relating thereto, or, if the Sterling Preference Stock was in uncertificated form on the date fixed for redemption the procedures for redemption as referred to in sub-paragraph (4) below, having been effected, payment of the moneys due at such redemption shall be improperly refused, in which event, the Preference Dividend shall continue to accrue on and from the date fixed for redemption down to, but not including, the date of payment of such redemption moneys.

      (4) The provisions of this sub-paragraph (4) shall apply in relation to any Sterling Preference Stock that is to be redeemed and that, on the date fixed for redemption, is in uncertificated form. The Bank shall give to the holders of such Sterling Preference Stock not less than 30 days and not more than 60 days notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the Directors shall be entitled, in their absolute discretion, to determine the procedures for the redemption of such Sterling Preference Stock held in uncertificated form on the relevant redemption date (subject always to the facilities and requirements of the relevant system concerned). Upon being satisfied that such procedures have been effected, the Bank shall pay to the holders of the Sterling Preference Stock concerned the amount due in respect of such redemption of such Sterling Preference Stock.

      (5) Without prejudice to the generality of sub-paragraph (4) above:

            (a) the procedures for the redemption of any Sterling Preference Stock may involve or include the sending by the Bank or by any person on its behalf, of an issuer-instruction to the operator of the relevant system concerned requesting or requiring the deletion of any computer-based entries in the relevant system concerned that relate to the holding of the Sterling Preference Stock concerned; and/or

            (b) the Bank may, if the Directors so determine, (by notice in writing to the holder concerned, which notice may be included in the notice of redemption concerned) require the holder of the Sterling Preference Stock concerned to change the form of the Sterling Preference Stock from uncertificated form to certificated form prior to the date fixed for redemption (in which case the provisions in this Bye-Law relating to the redemption of Sterling Preference Stock held in certificated form shall apply).

              Whether any Sterling Preference Stock to be redeemed is in certificated form or uncertificated form on the relevant date fixed for redemption shall be determined by reference to the Register as at 12.00 a.m. on such date or such other time as the Directors, may (subject to the facilities and requirements of the relevant system concerned) in their absolute discretion determine.

      (6) The receipt of the registered holder for the time being of any Sterling Preference Stock or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof, shall constitute an absolute discharge to the Bank in respect thereof.

      (7) Upon the redemption of any Sterling Preference Stock the Directors may (pursuant to the authority given by the passing of the resolution to adopt this Bye-Law) consolidate and divide and/or sub-divide the authorised preference stock existing as a consequence of such redemption into stock of any other class of capital stock into which the authorised capital stock of the Bank is or may at that time be divided of a like nominal amount (as nearly as may be) and in the same currency as the Sterling Preference Stock so redeemed or into unclassified stock of the same nominal amount and in the same currency as the Sterling Preference Stock so redeemed.

(E)   Voting

      (1) The Sterling Preference Stockholders shall be entitled to receive notice of any General Court of the Bank and a copy of every circular or like document sent out by the Bank to the holders of Ordinary Stock but shall not be entitled to attend any General Court or to speak or vote thereat unless:

            (a) a resolution is to be proposed at such meeting for the winding up of the Bank; or

            (b) a resolution is to be proposed at such meeting varying, altering or abrogating any of the rights, privileges, limitations or restrictions attached to the Sterling Preference Stock;

            and then to vote only on such resolution or resolutions; or

              unless at the date of such meeting the most recent
            instalment of the Preference Dividend due to be paid prior to such meeting shall not have been paid in cash in which event the Sterling Preference
            Stockholders shall be entitled to speak and vote on all resolutions proposed at such meeting.

              For the avoidance of doubt, unless otherwise provided by its terms of issue and without prejudice to the rights attached to the Sterling Preference Stock to participate in any return of capital, the rights attached to any Sterling Preference Stock shall not be deemed to be varied, altered or abrogated by a reduction in any capital stock ranking as regards participation in the profits and assets of the Bank pari passu with or after such Sterling Preference Stock or by any redemption of any such capital stock, unless, in either of the foregoing cases, the then most recent dividend due to be paid on each class of preference stock in the capital of the Bank prior to such reduction or redemption shall not have been paid in cash.

      (2)   (a)   At a separate Meeting of the Sterling Preference
                  Stockholders referred to in paragraph (F) of this Bye-Law on a show of hands each Sterling Preference
                  Stockholder present in person or every proxy for every such member shall have one vote and on a poll each Sterling Preference Stockholder present in person or by proxy shall have one vote in respect of each unit of Sterling Preference Stock held by him; and

            (b) Whenever the Sterling Preference Stockholders are entitled to attend and vote at a General Court of the Bank then, on a show of hands, each Sterling Preference Stockholder, present in person or every proxy for every such member, shall have one vote and on a poll each Sterling Preference Stockholder present in person or by proxy shall have one vote for every (euro)0.64 of the euro amount decided by the Directors as being equivalent to the nominal amount of Sterling Preference Stock held by him, such calculation to be made by applying the rate of exchange prevailing at the date or respective dates of allotment of such stock as determined by the Directors. For the purpose of making the above calculation the euro amount shall be adjusted downwards to the nearest integral multiple of (euro)0.64.

      (3) On a relevant requisition given in accordance with the provisions of sub-paragraph (4) below, the Directors shall procure that an Extraordinary General Court of the Bank shall be convened forthwith.

      (4)   A "relevant requisition" is a requisition:

            (a) which has been signed by or on behalf of the holders of a majority of the Sterling Preference Stock in issue at the date of such requisition; and

            (b)   which states the objects of the meeting to be convened;

              and a relevant requisition may consist of several documents in like form each signed by or on behalf of one or more of the requisitionists. The provisions of Bye-Law 45 (c), (d) and (e) shall apply mutatis mutandis to an Extraordinary General Court requisitioned in accordance with this Bye-Law.

      (5) The right to requisition a General Court of the Bank contained in this paragraph (E) shall be exercisable only at a time when the most recent instalment of the Preference Dividend due to be paid prior to such requisition shall not have been paid in cash.

      (6) The Directors shall procure that, on any resolution at a General Court of the Bank upon which the Sterling Preference Stockholders are entitled to vote and on each resolution at a separate Meeting, referred to at paragraph (F) of this

            Bye-Law, of the Sterling Preference Stockholders, a poll is demanded by the Chairman of such meeting in accordance with these Bye-Laws.

(F)   Restriction on Capitalisations and Issues of Securities

The following shall apply in relation to any particular Sterling
      Preference Stock (the "Relevant Sterling Preference Stock") if so determined by the Directors prior to allotment thereof. Save with the written consent of the holders of not less than 75% in nominal value of the Relevant Sterling Preference Stock, or with the sanction of a resolution passed at a separate meeting of the holders of the Relevant Sterling Preference Stock where holders of not less than 75% in nominal value of the Relevant Sterling Preference Stock in attendance and voting have voted in favour of such resolution, the Directors shall not (i) pursuant to Bye-Law 129 capitalise any part of the amounts available for distribution and referred to in such Bye-Law if after such capitalisation the aggregate of such amounts would be less than a multiple, determined by the Directors prior to the allotment of the Relevant Sterling Preference Stock of the aggregate amount of the annual dividends (exclusive of any associated tax credit) payable on the Sterling Preference Stock then in issue and any other preference stock then in issue ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Bank, pari passu with or in priority to the Relevant Sterling Preference Stock, or (ii) authorise or create, or increase the amount of any stock of any class or any security convertible into the stock of any class ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Bank in priority to the Relevant Sterling Preference Stock. A separate Meeting shall be deemed to be a class meeting and the provisions of Bye-Law 7 (a) shall apply subject always to the over-riding provision of sub-paragraph (6) of paragraph (E) of this Bye-Law.

(G)   Further Preference Stock

The Bank may from time to time create and issue further preference stock ranking as regards participation in the profits and assets of the Bank pari passu with the Sterling Preference Stock and so that any such further preference stock may be denominated in any currency and may carry as regards participation in the profits and assets of the Bank rights identical in all respects to those attaching to the Sterling Preference Stock or rights differing therefrom in any respect including, but without prejudice to the generality of the foregoing:

      (1) the rate of dividend may differ and the dividend may be cumulative or non-cumulative;

      (2) the periods by reference to which dividend is payable may differ;

      (3) a premium may be payable on a return of capital or there may be no such premium;

      (4) the further preference stock may be redeemable at the option of the Bank or the holder or may be non-redeemable or may be redeemable at different dates and on different terms from those applying to the Sterling Preference Stock; and

      (5) the further preference stock may be convertible into Ordinary Stock or any other class of stock ranking as regards participation in the profits and assets of the Bank pari passu with or after such Sterling Preference Stock, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

              The creation or issue of, or the variation, alteration or
            abrogation of or addition to the rights, privileges, limitations or restrictions attaching to, any stock of the Bank ranking after the Sterling Preference Stock as regards participation in the profits and assets of the Bank and the creation or issue of further preference stock ranking pari passu with the Sterling Preference Stock as provided for above shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Sterling Preference Stock. Provided, however, as regards further preference stock ranking pari passu with the Sterling Preference Stock that, on the date of such creation or issue, the most recent instalment of the dividend due to be paid on each class of preference stock in the capital of the Bank prior to such date shall have been paid in cash. If any further preference stock of the Bank shall have been issued, then any subsequent variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to any of such further preference stock shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Sterling Preference Stock provided that the rights attaching to such preference stock thereafter shall be such that the creation and issue by the Bank of further preference stock carrying those rights would have been permitted under this paragraph.

(H)   Variation of Class Rights

Without prejudice to Bye-Law 7 (c) the rights, privileges, limitations or restrictions attached to the Sterling Preference Stock (or any class thereof) may be varied, altered or abrogated, either whilst the Bank is a going concern or during or in contemplation of a winding up, with the written consent of the holders of not less than 75% in nominal value of such class of stock or with the sanction of a resolution passed at a class meeting of holders of such classes of stock provided that the holders of not less than 75% in nominal value of such class of stock in attendance and voting vote in favour of such resolution.

EURO PREFERENCE STOCK

6.    The rights attaching to the euro Preference Stock shall be as follows:

(A)   General

The euro Preference Stock shall rank pari passu inter se with the Dollar
      Preference Stock and with the Sterling Preference Stock as regards the right to receive dividends and the rights on winding up of, or other return of capital by, the Bank. Notwithstanding the provisions of Bye-Law 7 and subject as provided in paragraphs (B) to (H) of this Bye-Law, the euro Preference Stock may be issued with such rights and privileges, and subject to such restrictions and limitations, as the Directors shall determine in the resolution approving the issue of such stock and in particular (but without prejudice to the generality of the foregoing), the Directors may (without prejudice to the authority conferred by sub-paragraph (D) (5) of this Bye-Law), pursuant to the authority given by the passing of the resolution to adopt this Bye-Law, consolidate and divide and/or subdivide any euro Preference Stock into stock of a larger or smaller amount. Whenever the Directors have power under this Bye-Law to determine any of the rights, privileges, limitations or restrictions attached to any of the euro Preference Stock, the rights, privileges, limitations or restrictions so determined need not be the same as those attached to the euro Preference Stock which has then been allotted or issued. Without prejudice to Bye-Law 7 (d) each issue of euro Preference Stock carrying rights, privileges, limitations or restrictions that are not the same as those attached to the euro Preference Stock which has then been allotted or issued shall constitute a separate class of stock.

(B)   Income

      (1) The euro Preference Stock shall (subject to the further provisions of this paragraph) entitle the holders thereof (the "euro Preference Stockholders") to receive a non-cumulative preferential dividend (the "Preference Dividend"), which shall be calculated at such annual rate (whether fixed or variable) and shall be payable on such dates and on such other terms and conditions as may be determined by the Directors prior to allotment thereof.

      (2) The following shall apply in relation to any particular euro Preference Stock (the "Relevant euro Preference Stock") if so determined by the Directors prior to the allotment thereof:

            (a) The Relevant euro Preference Stock shall rank as regards the right to receive dividends pari passu with the Dollar Preference Stock, the Sterling Preference Stock and with any further stock created and issued pursuant to sub-paragraph (e) below and otherwise in priority to any Ordinary Stock in the capital of the Bank.

            (b) If, on any date on which an instalment of the Preference Dividend would fall to be paid under sub-paragraph (B) (1) above on any Relevant euro Preference Stock, the distributable profits and distributable reserves of the Bank are together insufficient to enable payment in full to be made of such instalment and, if applicable, of any instalments of dividends payable on such date on any other preference stock ranking pari passu with the Relevant euro Preference Stock as regards dividend, then none of the said instalments shall be paid. If it shall subsequently appear that any instalment of the Preference Dividend or of any such other preferential dividend which has been paid should not, in accordance with the provisions of this sub-paragraph, have been so paid, then, provided the Directors shall have acted in good faith, they shall not incur any liability for any loss which any stockholder may suffer in consequence of such payment having been made.

            (c) Where any instalment of the Preference Dividend on any Relevant euro Preference Stock is payable, the Directors shall, subject to sub-paragraph (b) above, resolve to make payment of such instalment in cash, provided however that such instalment shall not be payable in cash if, in the judgement of the Directors, after consultation with the Central Bank of Ireland, the payment of such instalment in cash would breach or cause a breach of the Central Bank of Ireland's capital adequacy requirements from time to time applicable to the Bank.

            (d) Subject to the right to be allotted additional euro Preference Stock in accordance with sub-paragraph (e) below, the Relevant euro Preference Stock shall carry no further right to participate in the profits and reserves of the Bank other than the Preference Dividend and if on any occasion an instalment of the Preference Dividend is not paid in cash for the reasons described in sub-paragraph (b) or sub-paragraph (c) above, the euro Pound Preference Stockholders shall have no claim in respect of such instalment.

            (e)   (i)   The provisions of this sub-paragraph shall apply where
                        any instalment of the Preference Dividend payable on a particular date on the Relevant euro Preference Stock is, for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above, not to be paid in cash and the amount (if any) standing to the credit of the profit and loss account of the Bank together with the amount of the reserves of the Bank available for the purpose are sufficient to enable the allotments of additional preference stock referred to in the further provisions of this sub-paragraph to be made in full;

                  (ii)  For the purposes of this sub-paragraph:

                        "Relevant Stock" means Relevant euro Preference Stock and any preference stock of the Bank carrying similar rights to those set out in this subparagraph (e) and ranking pari passu with the Relevant euro Preference Stock as regards dividend in respect of which an instalment of preference dividend which would have been payable on the same date as a Relevant Instalment on Relevant euro Preference Stock is not to be paid in cash; and

                        "Relevant Instalment" means an instalment of preference dividend which is not to be paid in cash on Relevant Stock on any occasion for the reasons specified in sub-paragraph (b) or sub-paragraph (c) above; and

                        where a member holds Relevant Stock of more than one class, the provisions of this sub-clause shall be interpreted and applied separately in respect of each class of Relevant Stock held by him;

                  (iii) Each holder of Relevant Stock shall, on the date for payment of the Relevant Instalment, had such instalment been paid in cash, be allotted such additional nominal amount of preference stock of the class in question, credited as fully paid, as is equal to an amount determined by multiplying the cash amount of the Relevant Instalment that would have been payable to him, had such instalment been payable in cash, (exclusive of any associated tax credit) by a factor to be determined by the Directors prior to allotment of the Relevant Stock. The Bank shall not issue fractions of preference stock of any class ("Fractional Stock") on any such allotment of additional preference stock. In lieu of any Fractional Stock each holder of Relevant Stock otherwise entitled to receive Fractional Stock shall receive a payment in cash equal to such holder's proportional interest in the net proceeds from the sale or sales in the open market by the Bank, on behalf of all such holders, of the aggregate of the preference stock of the relevant class equal in nominal amount to the aggregate amount of all Fractional Stock of the relevant class otherwise payable as a dividend rounded down to the nearest integral multiple of the par value of such preference stock, provided that the Bank shall not be obliged to make any such payment where the entitlement of the relevant holder is less than (euro)6.35. Such sale shall be effected promptly after the record date fixed for determining the holders entitled to payment of the Preference Dividend. A holder receiving an allotment of additional preference stock in terms of this sub-paragraph shall not be entitled to receive any part of the Relevant Instalment relating to Relevant Stock of that class in cash;

                  (iv) For the purpose of paying up preference stock to be allotted on any occasion pursuant to this sub-paragraph, the Directors shall capitalise out of the sums standing to the credit of the profit and loss account of the Bank and/or to the credit of the Bank's reserve accounts available for the purpose, as the Directors may determine a sum equal to the aggregate nominal amount of the additional preference stock then to be allotted and shall apply the same in paying up in full the appropriate amount of unissued preference stock of the class or classes in question. Any such capitalisation shall be deemed to be authorised by the resolution adopting this Bye-Law and the provisions of Bye-Law 129 shall apply mutatis mutandis to any such capitalisation;

                  (v) The additional preference stock so allotted shall rank pari passu in all respects with the fully paid Relevant Stock of the same class then in issue save only as regards participation in the Relevant Instalment;

            (f) The Directors shall undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of subparagraph (e). If any additional preference stock falling to be allotted pursuant to such sub-paragraph cannot be allotted by reason of any insufficiency in the Bank's authorised capital stock the Directors shall convene a General Court to be held as soon as practicable, for the purpose of considering a resolution or resolutions effecting an appropriate increase in the authorised capital stock. The euro Preference Stock shall not confer the right to participate in any issue of stock on capitalisation of reserves except as provided in sub-paragraph (e) above.

(C) Capital

      (1) On a winding up of, or other return of capital (other than on a redemption of stock of any class in the capital of the Bank) by the Bank, the euro Preference Stockholders shall in respect of the euro Preference Stock held by them be entitled to receive in euro out of the surplus assets available for distribution to the Bank's members, an amount equal to the amount paid up or credited as paid up on the euro Preference Stock (including any premium paid to the Bank in respect thereof).

      (2) In addition to the amount repayable on the euro Preference Stock pursuant to sub-paragraph (1) above there shall be payable:

            (a) a sum equal to the amount of any Preference Dividend which is due for payment after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date and the amount of any Preference Dividend which would have been payable by the Bank in accordance with paragraph (B) of this Bye-Law in respect of the period commencing with the fixed dividend payment date which shall most recently have occurred prior to the winding up of the Bank or the date of return of capital, as the case may be, and ending with the date of such return of capital, whether on a winding up or otherwise, as though such period had been one in relation to which an instalment of the Preference Dividend would have been payable pursuant to paragraph (B), but subject always to the provisions of sub-paragraphs (2) (b), (c) and (d) of paragraph (B); and

            (b) subject thereto, such premium (if any) as may be determined by the Directors prior to allotment thereof (and so that the Directors may determine that such premium is payable only in specified circumstances and/or that such premium shall be of variable amount depending on the timing and circumstances of such return of capital).

      (3) The amounts payable or repayable under sub-paragraphs (1) and (2) of this paragraph (C) in the event of a winding up of, or other return of capital (other than on a redemption of stock of any class in the capital of the Bank) by the Bank, shall be so paid pari passu with any amounts payable or repayable in that event upon or in respect of any further preference stock of the Bank ranking pari passu with the euro Preference Stock as regards repayment of capital and shall be so paid in priority to any repayment of capital on any other class of stock of the Bank. The euro Preference Stockholders shall not be entitled in respect of the euro Preference Stock held by them to any further or other right of participation in the assets of the Bank.

(D)   Redemption

      (1) Unless otherwise determined by the Directors in relation to any particular euro Preference Stock prior to allotment thereof, the euro Preference Stock shall be redeemable at the option of the Bank. In the case of any particular euro Preference Stock which is to be so redeemable:

            (a) such stock shall be redeemable at par together with the sum which would have been payable pursuant to paragraph (C) of this Bye-Law (other than

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

                  sub-paragraph (C) (2) (b)) if the date fixed for redemption had been the date of a return of capital on a winding up of the Bank;

            (b) such stock shall be redeemable during such period as the Directors shall prior to the allotment thereof determine, commencing with the first date on which a dividend is payable on such stock or with such later date as the Directors shall prior to allotment thereof determine; and

            (c) prior to allotment of such stock, the Directors shall determine whether the Bank may redeem (i) all (but not merely some) of such stock or (ii) all or any of such stock and the basis on which any necessary selection of such stock for redemption is to be made from time to time.

      (2) The provisions of this sub-paragraph (2) shall apply in relation to any euro Preference Stock that is to be redeemed and that on the date fixed for redemption is in certificated form. The Bank shall give to the holders of the euro Preference Stock to be redeemed not less than 30 days and not more than 60 days notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the place at which the certificates for such euro Preference Stock are to be presented for redemption and upon such date each of such holders shall be bound to deliver to the Bank at such place the certificates for such euro Preference Stock as are held by him. Upon such delivery, the Bank shall pay to such holder the amount due to him in respect of such redemption and shall cancel the certificates so delivered. If any such certificate includes any euro Preference Stock not redeemable on that occasion, a fresh certificate for such stock shall be issued to the holder without charge upon cancellation of the existing certificate.

      (3) As from the date fixed for redemption, no Preference Dividend shall be payable on the euro Preference Stock to be redeemed except on any such stock in respect of which, upon either due presentation of the certificate relating thereto, or, if the euro Preference Stock was in uncertificated form on the date fixed for redemption the procedures for redemption as referred to in sub-paragraph (4) below, having been effected, payment of the moneys due at such redemption shall be improperly refused, in which event, the Preference Dividend shall continue to accrue on and from the date fixed for redemption down to, but not including, the date of payment of such redemption moneys.

      (4) The provisions of this sub-paragraph (4) shall apply in relation to any euro Preference Stock that is to be redeemed and that, on the date fixed for redemption, is in uncertificated form. The Bank shall give to the holders of such euro Preference Stock not less than 30 days, and not more than 60 days, notice in writing of the date on which such redemption is to be effected. Such notice shall specify the redemption date and the Directors shall be entitled, in their absolute discretion, to determine the procedures for the redemption of such euro Preference Stock held in uncertificated form on the relevant redemption date (subject always to the facilities and requirements of the relevant system concerned). Upon being satisfied that such procedures have been effected, the Bank shall pay to the holders of the euro Preference Stock concerned the amount due in respect of such redemption of such euro Preference Stock.

      (5)   Without prejudice to the generality of sub-paragraph (4) above:

            (a) the procedures for the redemption of any euro Preference Stock may involve or include the sending by the Bank or by any person on its behalf, of an issuer-instruction to the operator of the relevant system concerned requesting or requiring the deletion of any computer-based entries in the relevant system concerned that relate to the holding of the euro Preference Stock concerned; and/or

            (b) the Bank may, if the Directors so determine, (by notice in writing to the holder concerned, which notice may be included in the notice of redemption concerned) require the holder of the euro Preference Stock concerned to change the form of the euro Preference Stock from uncertificated form to certificated form prior to the date fixed for redemption (in which case the provisions in this Bye-Law relating to the redemption of euro Preference Stock held in certificated form shall apply).

              Whether any euro Preference Stock to be redeemed is in
            certificated form or uncertificated form on the relevant date fixed for redemption shall be determined by reference to the Register as at 12.00 a.m. on such date or such other time as the Directors, may (subject to the facilities and requirements of the relevant system concerned) in their absolute discretion determine.

      (6) The receipt of the registered holder for the time being of any euro Preference Stock or, in the case of joint registered holders, the receipt of any of them for the moneys payable on redemption thereof, shall constitute an absolute discharge to the Bank in respect thereof.

      (7) Upon the redemption of any euro Preference Stock the Directors may (pursuant to the authority given by the passing of the resolution to adopt this Bye-Law) consolidate and divide and/or sub-divide the authorised preference stock existing as a consequence of such redemption into stock of any other class of capital stock into which the authorised capital stock of the Bank is or may at that time be divided of a like nominal amount (as nearly as may be) and in the same currency as the euro Preference Stock so redeemed or into unclassified stock of the same nominal amount and in the same currency as the euro Preference Stock so redeemed.

(E)   Voting

      (1) The euro Preference Stockholders shall be entitled to receive notice of any General Court of the Bank and a copy of every circular or like document sent out by the Bank to the holders of Ordinary Stock but shall not be entitled to attend any General Court or to speak or vote thereat unless:

            (a) a resolution is to be proposed at such meeting for the winding up of the Bank; or

            (b) a resolution is to be proposed at such meeting varying, altering or abrogating any of the rights, privileges, limitations or restrictions attached to the euro Preference Stock;

            and then to vote only on such resolution or resolutions; or

              unless at the date of such meeting the most recent instalment of the Preference Dividend due to be paid prior to such meeting shall not have been paid in cash in which event the euro Preference Stockholders shall be entitled to speak and vote on all resolutions proposed at such meeting.

              For the avoidance of doubt, unless otherwise provided by its terms of issue and without prejudice to the rights attached to the euro Preference Stock to participate in any return of capital, the rights attached to any euro Preference Stock shall not be deemed to be varied, altered or abrogated by a reduction in any capital stock ranking as regards participation in the profits and assets of the Bank pari passu with or after such euro Preference Stock or by any redemption of any such capital stock, unless, in either of the foregoing cases, the then most recent dividend due to be paid on each class of preference stock in the capital of the Bank prior to such reduction or redemption shall not have been paid in cash.

      (2)   (a)   At a separate Meeting of the euro Preference Stockholders
                  referred to in paragraph (F) of this Bye-Law on a show of hands each euro Preference Stockholder present in person or every proxy for every such member shall have one vote and on a poll each euro Preference Stockholder present in person or by proxy shall have one vote in respect of each unit of euro
                  Preference Stock held by him; and

            (b) Whenever the euro Preference Stockholders are entitled to attend and vote at a General Court of the Bank then, on a show of hands, each euro Preference Stockholder, present in person or every proxy for every such member, shall have one vote and on a poll each euro Preference Stockholder present in person or by proxy shall have two votes for each unit of euro Preference Stock held by him.

      (3) On a relevant requisition given in accordance with the provisions of sub-paragraph (4) below, the Directors shall procure that an Extraordinary General Court of the Bank shall be convened forthwith.

      (4)   A "relevant requisition" is a requisition:

            (a) which has been signed by or on behalf of the holders of a majority of the euro Preference Stock in issue at the date of such requisition; and

            (b)   which states the objects of the meeting to be convened;

              and a relevant requisition may consist of several documents in like form each signed by or on behalf of one or more of the requisitionists. The provisions of Bye-Law 45 (c), (d) and (e) shall apply mutatis mutandis to an Extraordinary General Court requisitioned in accordance with this Bye-Law.

      (5) The right to requisition a General Court of the Bank contained in this paragraph (E) shall be exercisable only at a time when the most recent instalment of the Preference Dividend due to be paid prior to such requisition shall not have been paid in cash.

      (6) The Directors shall procure that, on any resolution at a General Court of the Bank upon which the euro Preference Stockholders are entitled to vote and on each resolution at a separate Meeting, referred to at paragraph (F) of this Bye-Law, of the euro Preference Stockholders, a poll is demanded by the Chairman of such meeting in accordance with these Bye-Laws.

(F)   Restriction on Capitalisations and Issues of Securities

The following shall apply in relation to any particular euro Preference Stock
      (the "Relevant euro Preference Stock") if so determined by the Directors prior to allotment thereof. Save with the written consent of the holders of not less than 75% in nominal value of the Relevant euro Preference Stock, or with the sanction of a resolution passed at a separate Meeting of the holders of the Relevant euro Preference Stock where holders of not less than 75% in nominal value of the Relevant euro Preference Stock in attendance and voting have voted in favour of such resolution, the Directors shall not (i) pursuant to Bye-Law 129 capitalise any part of the amounts available for distribution and referred to in such Bye-Law if after such capitalisation the aggregate of such amounts would be less than a multiple, determined by the Directors prior to the allotment of the Relevant euro Preference Stock of the aggregate amount of the annual dividends (exclusive of any associated tax credit) payable on the euro Preference Stock then in issue and any other Preference Stock then in issue ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Bank, pari passu with or in priority to the Relevant euro Preference Stock, or (ii) authorise or create, or increase the amount of any stock of any class or any security convertible into the stock of any class ranking as regards the right to receive dividends or the rights on winding up of, or other return of capital by, the Bank in priority to the Relevant euro Preference Stock. A separate Meeting shall be deemed to be a class meeting and the provisions of Bye-Law 7 (a) shall apply subject always to the over-riding provision of sub-paragraph (6) of paragraph (E) of this Bye-Law.

(G)   Further Preference Stock

The Bank may from time to time create and issue further preference stock ranking as regards participation in the profits and assets of the Bank pari passu with the euro Preference Stock and so that any such further preference stock may be denominated in any currency and may carry as regards participation in the profits and assets of the Bank rights identical in all respects to those attaching to the euro Preference Stock or rights differing therefrom in any respect including, but without prejudice to the generality of the foregoing:

      (1) the rate of dividend may differ and the dividend may be cumulative or non-cumulative;

      (2)     the periods by reference to which dividend is payable may differ;

      (3) a premium may be payable on a return of capital or there may be no such premium;

      (4) the further preference stock may be redeemable at the option of the Bank or the holder or may be non-redeemable or may be redeemable at different dates and on different terms from those applying to the euro Preference Stock; and

      (5) the further preference stock may be convertible into Ordinary Stock or any other class of stock ranking as regards participation in the profits and assets of the Bank pari passu with or after such euro Preference Stock, in each case on such terms and conditions as may be prescribed by the terms of issue thereof.

The creation or issue of, or the variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to, any stock of the Bank ranking after the euro Preference Stock as regards participation in the profits and assets of the Bank and the creation or issue of further preference stock ranking pari passu with the euro Preference Stock as provided for above shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the euro Preference Stock. Provided, however, as regards further preference stock ranking pari passu with the euro Preference Stock that, on the date of such creation or issue, the most recent instalment of the dividend due to be paid on each class of preference stock in the capital of the Bank prior to such date shall have been paid in cash. If any further preference stock of the Bank shall have been issued, then any subsequent variation, alteration or abrogation of or addition to the rights, privileges, limitations or restrictions attaching to any of such further preference stock shall be deemed not to be a variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the euro Preference Stock provided that the rights attaching to such preference stock thereafter shall be such that the creation and issue by the Bank of further preference stock carrying those rights would have been permitted under this paragraph.

(H)   Variation of Class Rights

Without prejudice to Bye-Law 7 (d) the rights, privileges, limitations or restrictions attached to the euro Preference Stock (or any class thereof) may be varied, altered or abrogated, either whilst the Bank is a going concern or during or in contemplation of a winding up, with the written consent of the holders of not less than 75% in nominal value of such class of stock or with the sanction of a resolution passed at a class meeting of holders of such classes of stock provided that the holders of not less than 75% in nominal value of such class of stock in attendance and voting vote in favour of such resolution.

VARIATION OF RIGHTS

7.    (a)   Whenever the capital of the Bank is divided into different classes of stock, the special rights attached to any class may, subject to the provisions of these Bye-Laws, be varied or abrogated, either whilst the Bank is a going concern or during or in contemplation of a winding up, with the sanction of a resolution passed at a class meeting of the holders of the stock of the class but not otherwise.
            To every such class meeting, save as provided in Bye-Laws 4, 5 and 6, all the provisions of these Bye-Laws relating to General Courts of the Bank and to the proceedings thereat shall apply, mutatis mutandis, except that in respect of class meetings of the holders of Dollar Preference Stock, Sterling Preference Stock and euro
            Preference Stock (i) the necessary quorum shall be two persons holding or representing by proxy at least one third in nominal amount of the issued stock of the class and if at any adjourned meeting of such holders a quorum as above defined is not present, any member of such class who is present in person or by proxy shall be a quorum; (ii) on a poll each holder of Dollar Preference Stock shall, whether present in person or by proxy, have one vote in respect of each US$1 of Dollar Preference Stock held by him, each holder of Sterling Preference Stock shall, whether present in person or by proxy, have one vote in respect of each unit of Sterling
            Preference Stock held by him and each holder of euro Preference
            Stock shall, whether present in person or by proxy, have one vote in respect of each unit of euro Preference Stock held by him. Any holder of stock in the class in question present in person or by proxy at such meeting may demand a poll.

      (b) Whenever the rights, privileges, limitations or restrictions attached to any particular Dollar Preference Stock in issue differ from the rights, privileges, limitations or restrictions attached to any other Dollar Preference Stock in issue and:

            (i) some matter has arisen which would amount to a variation, alteration, or abrogation of the rights, privileges, limitations or restrictions attached to all that Dollar Preference Stock; and

            (ii) the effect of such variation, alteration or abrogation on all of that Dollar Preference Stock is, in the opinion of the Directors, substantially the same;

              such Dollar Preference Stock shall be treated as a single class for the purpose of applying the procedures in these Bye-Laws for the variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Dollar Preference Stock of such class.

      (c) Whenever the rights, privileges, limitations or restrictions attached to any particular Sterling Preference Stock in issue differ from the rights, privileges, limitations or restrictions attached to any other Sterling Preference Stock in issue and:

            (i) some matter has arisen which would amount to a variation, alteration, or abrogation of the rights, privileges, limitations or restrictions attached to all that Sterling Preference Stock; and

            (ii) the effect of such variation, alteration or abrogation on all of that Sterling Preference Stock is, in the opinion of the Directors, substantially the same;

              such Sterling Preference Stock shall be treated as a single class for the purpose of applying the procedures in these Bye-Laws for the variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the Sterling Preference Stock of such class.

      (d) Whenever the rights, privileges, limitations or restrictions attached to any particular euro Preference Stock in issue differ from the rights, privileges, limitations or restrictions attached to any other euro Preference Stock in issue and:

            (i) some matter has arisen which would amount to a variation, alteration, or abrogation of the rights, privileges, limitations or restrictions attached to all that euro Preference Stock; and

            (ii) the effect of such variation, alteration or abrogation on all of that euro Preference Stock is, in the opinion of the Directors, substantially the same;

              such euro Preference Stock shall be treated as a single class for the purpose of applying the procedures in these Bye-Laws for the variation, alteration or abrogation of the rights, privileges, limitations or restrictions attaching to the euro Preference Stock of such class.

CAPITAL STOCK TO BE AT DISPOSAL OF DIRECTORS

8.    (a)   Subject to the provisions of these Bye-Laws relating to new stock, the capital stock shall be at the disposal of the Directors, and they may allot, grant options over or otherwise dispose of it to such persons on such terms and conditions and at such times as they may consider to be in the best interests of the Bank and its members, but so that no stock shall be issued at a discount and so that in the case of stock offered to the public for subscription, the amount payable on application shall not be less than 5 per cent.
            of the nominal amount of the stock.

      (b) Any stock may be held in uncertificated form, provided that the Directors shall have made arrangements with the operator of a relevant system for that class of stock to be admitted as a participating security for the purposes of that relevant system. The Directors shall have power to make such arrangements in their discretion without the consent of the stockholders. Where the Directors shall make such arrangements, and for so long as the relevant class of stock shall continue to be a participating security, these Bye-laws shall not apply to or have effect on stock of the relevant class which is held in uncertificated form to the extent that these Bye-laws are in any respect inconsistent with: the holding of stock of such class in uncertificated form; the transfer of title to stock of such class by means of a relevant system; or any provision of the Regulations.

      (c) The Bank shall be entitled in accordance with the provisions of the Regulations to change any uncertificated stock into certificated form and to change any certificated stock into uncertificated form and the Bank may make such provisions therefor as the Directors think fit, subject always to the provisions of the Regulations. Where any conversion of stock from uncertificated form to certificated form takes place, the Bank shall within two months after the date on which the Bank receives the relevant operator-instruction capable of being complied with in accordance with the Regulations, issue the relevant stock certificate.

BANK NOT OBLIGED TO RECOGNISE TRUSTS

9. Except as required by law, no person shall be recognised by the Bank as holding any capital stock of the Bank upon any trust, and the Bank shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any stock or (except only as by these Bye-Laws or by law otherwise provided) any other rights in respect of any stock except an absolute right to the entirety thereof in the registered holder who shall be treated for the purposes of the Charter and these Bye-Laws as holding the same in his own right and for his own use; this shall not preclude the Bank from requiring any member to furnish the Bank with information as to the beneficial ownership of any stock when such information is reasonably required by the Bank.

                               REGISTER OF MEMBERS

REGISTER TO BE KEPT IN SPECIFIED FORM

10. The Bank shall keep a register of its members and enter therein the following particulars:

      (a) the names and addresses of the members and a statement of the amount of stock held by each member and where any stock is not fully paid, of the amount paid or agreed to be considered as paid on such stock of each member;

      (b) the date at which the member was entered in the register as a member;

      (c)   the date at which the member ceased to be a member; and

      (d) a statement of the amount of stock held by each member in uncertificated form and certificated form respectively and such entry on the Register, in respect of stock in uncertificated form, shall be evidence of such title to the stock as would be evidenced if the entry on the Register related to stock held in certificated form.

                   CERTIFICATES FOR STOCK IN CERTIFICATED FORM

MEMBERS ENTITLED TO CERTIFICATES FOR STOCK IN CERTIFICATED FORM

11.   (a)   Every person (other than a Stock Exchange nominee in respect of whom the Bank is not by law required to complete and have ready for delivery a certificate) who agrees to become a member or whose name is entered as a member in the Register shall in the case of any stock to be held in certificated form be entitled without payment to receive within 2 months after such entry (or within such other period as the conditions of issue shall provide) one certificate for all his stock or several certificates for the several portions thereof, so, however, that in respect of stock held jointly by several persons, the Bank shall not be bound to issue more than one certificate, and delivery of a certificate for stock to one of several joint holders shall be sufficient delivery to all such holders. Every certificate shall be issued under the Seal or the Official Seal, shall specify the stock to which it relates and the amount paid up thereon and shall be prima facie evidence of the title of the member to the stock so specified.

      (b) Where a member transfers part only of the stock comprised in a certificate for stock the old certificate shall be cancelled and a new certificate for the balance of such stock issued in lieu without charge.

      (c) If a certificate for stock shall be worn out, damaged, defaced, lost, stolen or destroyed, it may be replaced by a new certificate without charge and on such terms (if any) as to evidence and indemnity and payment of the costs and out-of-pocket expenses of the Bank of investigating such evidence as the Directors may think fit and, in a case where the certificate is worn out, damaged or defaced, on delivery of the old certificate to the Bank unless the Directors otherwise agree.

      (d) The Bank shall not issue a certificate in relation to any stock to be held in uncertificated form.

                                      LIEN

BANK TO HAVE LIEN ON ITS STOCK

12. The Bank shall have a first and paramount lien on all capital stock (not being fully paid stock) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that stock and the Bank shall also have a first and paramount lien on all stock (other than fully paid stock) standing registered in the name of a single person for all moneys immediately payable by him or his estate to the Bank; but the Directors may at any time declare any stock to be wholly or in part exempt from this provision. The Bank's lien on stock shall extend to all dividends payable thereon.

SUCH LIEN TO BE MADE AVAILABLE BY SALE

13. The Bank may sell, in such manner as the Directors think fit, any stock on which the Bank has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable has been given to the registered holder for the time being of the stock, or the person entitled thereto by reason of his death or bankruptcy.

DIRECTORS MAY AUTHORISE TRANSFER OF STOCK SO SOLD

14. To give effect to any such sale, the Directors may authorise some person to transfer the stock sold to the purchaser thereof. The purchaser shall be registered as the holder of the stock so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the stock be affected by any irregularity or invalidity in the proceedings in reference to the sale and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Bank exclusively.

PROCEEDS OF SALE MAY BE APPLIED IN PAYMENT OF AMOUNT DUE

15. The proceeds of the sale shall be received by the Bank and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the stock before the sale) be paid to the person entitled to the stock at the date of the sale.

                                 CALLS ON STOCK

DIRECTORS MAY MAKE CALLS TO BE PAID BY STOCKHOLDERS

16. The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their stock (whether on account of the nominal value of the stock or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the stock or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least 14 days' notice specifying the time or times and place of payment) pay to the Bank at the time or times and place so specified the amount called on his stock. A call may be revoked or postponed as the Directors may determine.

WHEN CALL IS DEEMED TO BE MADE

17. A call shall be deemed to have been made at the time when the resolution of the Court of Directors authorising the call was passed and may be required to be paid by instalments.

JOINT STOCKHOLDERS LIABLE TO PAY CALLS

18. The joint holders of stock shall be jointly and severally liable to pay all calls in respect thereof.

OVERDUE CALLS LIABLE TO INTEREST

19. If a sum called in respect of stock is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 5 per cent. per annum, as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

ANY SUM PAYABLE ON ALLOTMENT TO BE DEEMED TO BE A CALL

20. Any sum which by the terms of issue of stock becomes payable on allotment or at any fixed date, whether on account of the nominal value of the stock or by way of premium, shall, for the purposes of these Bye-Laws, be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-Laws as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

DIRECTORS MAY RECEIVE UNCALLED MONEYS

21. The Directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any stock held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Bank in General Court otherwise directs) 5 per cent. per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

                                TRANSFER OF STOCK

MODE OF TRANSFER OF STOCK

22.   (a)   Subject to such of the restrictions of these Bye-Laws and to such of the conditions of issue as may be applicable, the stock of any member held in certificated form may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve and any such instrument shall be executed by or on behalf of the transferor. In case of stock not fully paid, the assignment or transfer may be effected in manner provided by the Charter. In either case, the transferor shall be deemed to remain the holder of the stock until the name of the transferee is entered in the Register in respect thereof.

      (b) Title to any uncertificated stock may be evidenced and transferred without a written instrument provided that such title is evidenced and transferred in accordance with the Regulations.

      (c) A transfer of title to uncertificated stock shall be registered on the Register where such transfer is required to be registered under the provisions of the Regulations notwithstanding any other provision of these Bye-Laws.

      (d) No transfer of title to uncertificated stock shall be registered other than in accordance with the provisions of the Regulations and the transferor shall be deemed to remain the holder of the stock until the name of the transferee is entered in the Register in respect thereof.

POWER TO DECLINE TO REGISTER TRANSFER

23. The Directors may decline to register the transfer of stock in certificated form (not being fully paid stock) to a person of whom they do not approve, and they may also decline to register the transfer of stock in certificated form on which the Bank has a lien.

POWER TO DECLINE TO REGISTER TRANSFER IN OTHER CIRCUMSTANCES

24. The Directors may also decline to permit any transfer of stock in certificated form unless:

              the transfer is accompanied by the certificate or (where no certificate has been issued) the receipt for the stock to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

              the transfer is in respect of one class of stock only; and the transfer is lodged at the registration department of the Bank, or at such other place as the Directors may appoint.

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any stock in certificated form and the Bank shall be entitled to retain any instrument of transfer which is registered.

The Directors may decline to register a transfer of stock in certificated form or uncertificated form in favour of more than four transferees jointly.

If the Bank refuses to register a transfer of any stock, the Bank shall within two months after the date on which the transfer was lodged with the Bank in the case of stock held in certificated form or within two months after the date on which the Bank receives the relevant operator-instruction in the case of stock held in uncertificated form, send to the transferee notice of the refusal.

Nothing in these Bye-Laws shall preclude the Directors from recognising a renunciation of the allotment of any stock by the allottee in favour of some other person.

PERIOD DURING WHICH REGISTRATION MAY BE SUSPENDED

25. The registration of transfers may be suspended at such times and for such periods, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine. Provided however that the Bank shall not close the Register relating to a participating security without the consent of the operator.

                              TRANSMISSION OF STOCK

TITLE TO STOCK OF DECEASED MEMBER

26. In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Bank as having any title to his interest in the stock; but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any stock which had been jointly held by him with other persons.

TRANSMISSION CLAUSE - EVIDENCE OF TITLE

27. Any person becoming entitled to stock in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the stock or to have some person nominated by him registered as the transferee thereof, but the Directors shall in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the stock by that member before his death or bankruptcy, as the case may be.

NOTICE TO BE GIVEN BY STOCKHOLDER REQUIRING REGISTRATION

28. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Bank a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall effect a transfer of the stock to such person in manner provided in Bye-Law 22. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfers of stock shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were made by that member.

PERSON BECOMING ENTITLED TO STOCK ON DEATH OR BANKRUPTCY TO BE ENTITLED TO DIVIDEND

29. A person becoming entitled to stock by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the stock except that he shall not, before being registered as a member in respect of the stock, be entitled in respect of it to exercise any right conferred by membership in relation to General Courts, so, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the stock, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the stock until the requirements of the notice have been complied with.

STOCK TRANSMITTED IN WHOLE UNITS

30. Ordinary Stock shall be transferable in multiples of one unit of stock only and the Bank shall not be bound to register or recognise any transfer of any fraction of a unit of Ordinary Stock and the Directors may undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of this Bye-Law.

                               FORFEITURE OF STOCK

IF CALLS NOT PAID NOTICE TO BE GIVEN TO MEMBER

31. If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

TERMS OF NOTICE

32. The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the stock in respect of which the call was made will be liable to be forfeited.

IN DEFAULT OF PAYMENT STOCK MAY BE FORFEITED

33. If the requirements of any such notice as aforesaid are not complied with any stock in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

FORFEITED STOCK TO BE PROPERTY OF BANK AND MAY BE SOLD

34. Any forfeited stock may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such stock is to be transferred, the Directors may authorise any person to execute an instrument of transfer where any such stock is held in certificated form. Provided however that where any stock is held in uncertificated form, the Directors may require the system-member holding the stock in uncertificated form to transfer the stock to the person to whom the stock is sold or disposed and the Directors may make such further arrangements as they deem necessary to affect any such sale or disposal.

MEMBER WHOSE STOCK HAS BEEN FORFEITED SHALL CEASE TO BE A MEMBER BUT REMAINS LIABLE

35. A person whose stock has been forfeited shall cease to be a member in respect of the forfeited stock, but shall, notwithstanding, remain liable to pay to the Bank all moneys which, at the date of forfeiture, were payable by him to the Bank in respect of the stock, but his liability shall cease if and when the Bank shall have received payment in full of all such moneys in respect of the stock.

DECLARATION OF FORFEITURE

36. A statutory declaration that the declarant is a Director or the Secretary of the Bank, and that the stock in the Bank has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the stock. The Bank may receive the consideration, if any, given for the stock on any sale or disposition thereof and may effect a transfer of the stock in accordance with Bye-Law 34 in favour of the person to whom the stock is sold or disposed of and he shall thereupon be registered as the holder of the stock, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the stock be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the stock.

PROVISIONS AS TO FORFEITURE TO APPLY TO ANY SUM PAYABLE IN RESPECT OF STOCK

37. The provisions of these Bye-Laws as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of stock, becomes payable at a fixed time, whether on account of the nominal value of the stock or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                            INCREASE OF CAPITAL STOCK

POWER TO ENLARGE CAPITAL STOCK

38.   (a)   The members of the Bank in General Court may at any time and from time to time by resolution enlarge the capital stock of the Bank by such amount as they think proper.

      (b) Whenever the capital stock of the Bank is so enlarged, the Directors may, subject to the provisions of Bye-Laws 4, 5 and 6, issue stock to such amount not exceeding the amount of such enlargement as they think proper and may issue such stock at par or at a premium and may receive from any person subscriptions in money or money's worth for such stock.

      (c) All Ordinary Stock so issued shall rank in equal priority with the existing Ordinary Stock of the Bank and the holders of such first-mentioned stock shall be members of the Bank and be entitled to the same privileges and be subject to the same liabilities and be bound by the same Bye-Laws as the holders of such existing Ordinary Stock.

      (d) A General Court may, by resolution, before the issue of any new Ordinary Stock, determine that the same or any of it shall be offered in the first instance, and either at par or at a premium to all the holders of the existing Ordinary Stock in such proportion as nearly as may be to the amount of such Ordinary Stock held by them respectively, or make any other provisions as to the issue of such new Ordinary Stock; but in default of any such determination and so far as the same shall not extend, the new Ordinary Stock may be dealt with by the Directors as if it formed part of the existing Ordinary Stock.

      (e) All subscriptions received by the Bank for any new stock may be utilised by the Bank in any manner in which the moneys of the Bank may be for the time being lawfully utilised. Provided that nothing herein contained shall authorise the application or distribution among the members of the Bank of any part of such subscriptions by way of bonus or dividend.

                              PURCHASE OF OWN STOCK

PURCHASE OF OWN STOCK

39.   (a)   Subject to the provisions of, and to the extent permitted by, the
            Acts, to any rights conferred on the holders of any class of stock in the capital of the Bank and to the following paragraphs of this Bye-Law, the Bank may purchase any of its stock of any class
            (including any redeemable stock) and may cancel any stock so purchased or hold such stock as treasury stock, in accordance with
            Section 209 of the Companies Act, 1990 (the "treasury stock") with liberty to re-issue any such treasury stock on such terms and conditions and in such manner as the Directors may from time to time determine.

      (b) The Bank shall not make market purchases of its own stock unless such purchases shall have been authorised by a special resolution passed by the members of the Bank at a General Court (a "Section 215 resolution").

      (c) The Bank shall not be required to select the stock to be purchased on a pro rata basis or in any particular manner as between the holders of stock of the same class or as between the holders of stock of different classes or in accordance with the rights as to dividends or capital attached to any class of stock.

      (d)   For the purposes of any Section 215 resolution:

            (i)     The maximum number of units of stock authorised to be
                  purchased shall be specified in the Section 215 resolution;

            (ii)    The minimum price which may be paid for any units of stock to be purchased shall be the nominal value thereof;

            (iii)   The maximum price which may be paid for any units of stock to be purchased shall be 5 per cent. above the average of the closing quotation prices of such units of stock as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto) for the five business days immediately preceding the day of purchase, and, in respect of any business day on which there shall be no dealing in such units of stock on the Irish Stock Exchange, the price which is equal to the mid-point between the high and low market guide prices in respect of such units of stock for that business day, or if there shall be only one such market guide price so published, the market guide price so published; such prices shall be as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto).

                           RE-ISSUE OF TREASURY STOCK

RE-ISSUE OF TREASURY STOCK

40. For the purposes of any resolution of the Bank proposing to determine, in accordance with Section 209 of the Companies Act, 1990 the re-issue price range at which any unit of treasury stock for the time being held by the Bank may be re-issued off-market:

      (a) The minimum price at which any units of treasury stock may be re-issued off-market for the purposes of any of the schemes (as defined below) shall be the issue price as provided for in such scheme and in all other circumstances shall be ninety-five per cent. of the Appropriate Price (as defined below);

      (b) The maximum price at which any units of treasury stock may be re-issued off-market shall be one hundred and twenty per cent. of the Appropriate Price; and

      (c) For the purposes of paragraphs (a) and (b) of this Bye-Law the expression the "schemes" shall mean the Bank of Ireland Group Employee Stock Issue Scheme - 1997 for Ireland and the United Kingdom respectively, the Bank of Ireland Group Stock Scheme - 1996, and any other scheme or plan from time to time which involves the issue of Ordinary Stock and which has been approved by the members at a General Court of the Bank; and "Appropriate Price" shall mean the average of the closing quotation prices as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto) of units of stock of the same class as that of the treasury stock which is to be re-issued for the five business days immediately preceding the day of re-issue; and, in respect of any business day on which there shall be no dealing in the units of stock of that class on the Irish Stock Exchange, the price which is equal to (i) the mid-point between the high and low market guide prices in respect of such units of stock for such business day; or
            (ii) if there shall be only one such market guide price so published, the market guide price so published; such prices shall be as published in the Irish Stock Exchange Daily Official List (or any successor publication thereto).

                                 GENERAL COURTS

ALL GENERAL COURTS TO BE HELD IN THE STATE

41.   All General Courts shall be held in the State.

ANNUAL GENERAL COURT

42. The Bank shall in each year hold a General Court as its Annual General Court in addition to any other General Court in that year, and shall specify the Court as such in the notices calling it; and not more than 15 months shall elapse between the date of one Annual General Court and that of the next. Subject thereto, the Annual General Court in each year shall be convened by the Directors for such day as they shall think fit.

DISTINCTION BETWEEN ORDINARY GENERAL COURT AND EXTRAORDINARY GENERAL COURT

43. All General Courts other than Annual General Courts shall be called Extraordinary General Courts.

DIRECTORS' POWER TO CONVENE EXTRAORDINARY GENERAL COURT

44. The Directors may, whenever they think fit, convene an Extraordinary General Court.

EXTRAORDINARY GENERAL COURT CALLED FOR BY MEMBERS

45.   (a)   Without prejudice to the provisions of Bye-Laws 4, 5 and 6 the
            Directors shall, on the requisition of members of the Bank entitled to vote on a poll at a General Court and together holding at the date of the deposit of the requisition not less than one-tenth of the nominal amount of the Ordinary Stock of the Bank then in issue in respect of which one tenth they have a right to vote on a poll, forthwith proceed duly to convene an Extraordinary General Court.

      (b) The requisition must state the objects of the General Court and must be signed by the requisitionists and deposited at the Office and may consist of several documents in like form each signed by one or more requisitionists.

      (c) If the Directors do not within twenty one days from the date of the deposit of the requisition proceed duly to convene an Extraordinary General Court to be held within two months from the said date, the requisitionists may themselves convene an Extraordinary General Court, but any Extraordinary General Court so convened shall not be held after the expiration of three months from the said date.

      (d) A General Court convened under this Bye-Law by the requisitionists shall be convened in the same manner as nearly as possible as that in which General Courts are to be convened by Directors.

      (e) Any reasonable expenses incurred by the requisitionists by reason of the failure of the Directors duly to convene an Extraordinary General Court shall be repaid to the requisitionists by the Bank and any sum so repaid shall be retained by the Bank out of any sum due or to become due from the Bank by way of fees or other remuneration in respect of their services to such of the Directors as were in default.

      (f) This Bye-Law shall take effect in place of the provisions in the Charter for the summoning of General Courts upon the demand of any nine or more members.

                            NOTICE OF GENERAL COURTS

NOTICE OF GENERAL COURTS

46.   (a)   An Annual General Court and a Court called for the passing of a special resolution shall be called by 21 days' notice in writing at the least, and an Extraordinary General Court shall be called by 14 days' notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and the hour of the meeting, and in the case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned, to such persons as are, under these Bye-Laws, entitled to receive such notices from the Bank.

      (b) For the purposes of determining those persons entitled to attend or vote at a General Court of the Bank, and how many votes such persons may cast, the Bank may specify in the notice convening the General Court a time, not more than forty eight hours before the time fixed for the Court, by which a person must be entered on the Register in order to have the right to attend or vote at such General Court and changes to entries on the Register after the time specified in the relevant notice convening the General Court shall be disregarded in determining the rights of any person to attend or vote at the General Court notwithstanding any provisions in any enactment, these Bye-Laws or other instrument to the contrary.

ACCIDENTAL OMISSION TO GIVE NOTICE NOT TO INVALIDATE PROCEEDINGS

47. The accidental omission to give notice of a General Court to, or the non-receipt of notice thereof by any person entitled to receive notice shall not invalidate the proceedings at the General Court.

                          PROCEEDINGS AT GENERAL COURTS

PROCEEDINGS AT GENERAL AND EXTRAORDINARY GENERAL COURTS

48.   (a)   All business shall be deemed special that is transacted at an
            Extraordinary General Court, and also all that is transacted at an Annual General Court, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the election of Directors in the place of those retiring, the reappointment of the retiring Auditors and the fixing of the remuneration of the Auditors, all of which shall be deemed ordinary business.

      (b) Special business shall be dealt with by way of special resolution. A resolution shall be a special resolution when it has been passed by not less than three-fourths of the votes cast by such members as, being entitled so to do, vote in person or, where proxies are allowed, by proxy at a General Court at which not less than twenty-one days' notice specifying the intention to propose the resolution as a special resolution has been duly given.

      (c) Ordinary business shall be dealt with by way of ordinary resolution. A resolution shall be an ordinary resolution when it has been passed by a simple majority of the votes cast by such members as, being entitled so to do, vote in person or, where proxies are allowed, by proxy at a General Court.

QUORUM FOR GENERAL COURT

49. No business shall be transacted at any General Court unless a quorum of members is present at the time when the Court proceeds to business; save as herein otherwise provided, ten persons present in person or by proxy and entitled to vote shall be a quorum.

IF REQUIRED QUORUM NOT PRESENT GENERAL COURT TO BE ADJOURNED

50. If within half an hour from the time appointed for the General Court a quorum is not present, the Court, if convened upon the requisition of members, shall be dissolved, in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the

      Directors may determine, and if at the adjourned Court a quorum is not present within half an hour from the time appointed for the Court, the members present shall be a quorum.

CHAIRMAN OF GENERAL COURT

51. The Governor, or in his absence a Deputy Governor, shall preside as Chairman at every General Court, but if none of them is present within 15 minutes after the time appointed for the holding of the Court and willing to act, the Directors present shall elect one of their number to be Chairman of that Court.

IF NO DIRECTOR PRESENT MEMBERS TO CHOOSE CHAIRMAN

52. If at any General Court no Director is willing to act as Chairman or if no Director is present within 15 minutes after the time appointed for holding the Court, the members present shall choose one of their number to be Chairman thereof.

CHAIRMAN WITH CONSENT MAY ADJOURN GENERAL COURT

53. The Chairman may, with the consent of any General Court at which a quorum is present, and shall if so directed by the Court, adjourn the Court from time to time and from place to place, but no business shall be transacted at any adjourned Court other than the business left unfinished at the Court from which the adjournment took place. When a Court is adjourned for 30 days or more, notice of the adjourned Court shall be given as in the case of an original Court. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Court. Provided however and notwithstanding the foregoing provisions of this Bye-Law the Chairman of any General Court may at any time without the consent of the Court adjourn any Court (whether or not it has commenced or a quorum is present) either indefinitely or to another time or place where it appears to him that the members wishing to attend cannot be conveniently accommodated in the place appointed for the Court or an adjournment is otherwise necessary so that the business of the Court may be properly conducted.

HOW QUESTIONS ARE TO BE DECIDED

54. At any General Court a resolution put to the vote of the Court shall be decided on a show of hands unless, before the show of hands or before or on the declaration of the result of the show of hands, a poll is demanded:

      (a)     by the Chairman; or

      (b) by at least nine members of the Bank present in person or by proxy and entitled to vote on a poll.

Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Bank shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

POLL TO BE TAKEN IF DEMANDED

55. Except as provided in Bye-Law 57, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the General Court at which the poll was demanded.

EQUALITY OF VOTES

56. Where there is an equality of votes, whether on a show of hands or on a poll, the Chairman of the General Court at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

POLL DEMANDED ON ELECTION OF CHAIRMAN OR ADJOURNMENT TO BE TAKEN FORTHWITH

57. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the General Court directs, and any business other than that on which the poll is demanded may be proceeded with pending the taking of the poll.

                                VOTES OF MEMBERS

NUMBER OF VOTES OF MEMBERS

58.   (a)   Without prejudice to the provisions of Bye-Laws 4, 5 and 6 at any
            General Court, on a show of hands every member being the holder of at least one unit of Ordinary Stock of the Bank (including the Governor and Deputy Governor and any other person who may be Chairman of the Court) present in person and every proxy for every such member shall have one vote so however that no individual shall have more than one vote; and on a poll every member (including the Governor and Deputy Governor and any other person who may be Chairman of the Court) present in person or by proxy shall have one vote for each unit of Ordinary Stock of the Bank.

      (b) On a poll, a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

      (c) No member shall be required to take, make or subscribe any such oath or declaration as is mentioned in the Charter before or as a condition of voting at any General Court.

DISCLOSURE OF INTERESTS IN ORDINARY STOCK

59.   (a)   Any member of the Bank may be required by notice from the Directors to declare by statutory declaration whether he is beneficially entitled to the Ordinary Stock of the Bank of which he is the registered holder and if he is not beneficially entitled to the whole or any part of such Ordinary Stock to disclose and specify every person in trust for whom or on whose behalf the member holds the same; and where any member has been required to make such declaration as aforesaid, he must do so within 14 days after the date of service of the notice (the "prescribed period").

      (b) If any member or any person appearing to be interested in Ordinary Stock in the Bank held by such member has been duly served with a notice under this Bye-Law and is in default for the prescribed period in supplying to the Bank the information thereby required, then the Directors may, in their absolute discretion at any time thereafter by notice (a "disenfranchisement notice") to such member, direct that in respect of the Ordinary Stock in relation to which the default occurred (the "default stock") (which expression shall include any further Ordinary Stock which is issued in respect of such Ordinary Stock), the member shall not be entitled to attend or to vote, either personally or by proxy, at any General Court of the Bank or to exercise any other rights conferred by membership in relation to General Courts of the Bank.

      (c) Where the default stock represents at least five per cent. of the Ordinary Stock then in issue (or such other percentage as may be determined under the provisions of Section 70 of the Companies Act,
            1990), then the disenfranchisement notice may additionally direct that:

            (i) any dividend (or part thereof) or other money which would otherwise be payable in respect of the default stock shall be retained by the Bank without any liability to pay interest thereon when such money is finally paid to the member; and/or

            (ii) no transfer of any Ordinary Stock held by such member shall be registered unless:

                  (1) the member is not himself in default as regards supplying the information required; and

                  (2) the transfer is part only of the member's holding and when presented for registration is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry, the member is satisfied that none of the Ordinary Stock, the subject of the transfer, is default stock.

              In relation to any stock which is held in uncertificated form, the prohibition of transfers in this paragraph shall not be effective to the extent that it is inconsistent with the Regulations, the transfer of title to such stock by means of a relevant system or the rules and requirements of the relevant system.

      (d) The Bank shall send to each other person appearing to be interested in the Ordinary Stock the subject of any disenfranchisement notice, a copy of the disenfranchisement notice but the failure or omission by the Bank to do so shall not invalidate such disenfranchisement notice.

      (e) Save as herein provided, any disenfranchisement notice shall have effect in accordance with its terms for so long as the default in respect of which the disenfranchisement notice was issued continues and for a period of one week thereafter provided that the Directors may, at the request of the member concerned, reduce or waive such one week period if they think fit.

      (f) Any disenfranchisement notice shall cease to have effect in relation to any Ordinary Stock which is transferred by such member by means of an approved transfer.

      (g)     For the purposes of this Bye-Law:

            (i) A person shall be treated as appearing to be interested in any Ordinary Stock if the member holding such Ordinary Stock has given to the Bank a notification under this Bye-Law which either:

                  (1)   names such person as being so interested; or

                  (2) fails to establish the identities of those interested in the stock; and after (taking into account the said notification and any other relevant notification under this Bye-Law 59), the Bank knows or has reasonable cause to believe that the person in question is or may be interested in the stock; and

            (ii) A transfer of Ordinary Stock is an approved transfer if, but only if:

                  (1) the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the Ordinary Stock to a party unconnected with the member and with other persons appearing to be interested in such stock; or

                  (2) the transfer results from a sale made through a recognised Stock Exchange.

      (h) Where any stock the subject matter of a disenfranchisement notice under paragraph (c) above is held in uncertificated form, the Directors may, subject to the Regulations, take such further steps (including requiring that such stock be converted into certificated form) as the Directors shall think fit for the purpose of giving effect, so far as practicable, to the prohibition of transfers in sub-paragraph (c)(ii) above.

JOINT STOCKHOLDERS

60. Where there are joint holders, the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

HOW MEMBERS NON COMPOS MENTIS MAY VOTE

61. A member of unsound mind, or in respect of whom an order has been made by a court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court, and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll.

NO MEMBER IN ARREAR MAY VOTE

62. No member shall be entitled to vote at any General Court unless all calls or other sums immediately payable by him in respect of capital stock of the Bank have been paid.

NO OBJECTIONS TO BE RAISED TO QUALIFICATION OF VOTER EXCEPT AT GENERAL COURT OR ADJOURNMENT

63. No objection shall be raised to the qualification of any voter except at the General Court or adjourned Court at which the vote objected to is given or tendered, and every vote not disallowed at such Court shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the Court, whose decision shall be final and conclusive.

VOTES  MAY  BE GIVEN IN  PERSON OR BY PROXY

64. Votes may be given either personally or by proxy. A member shall not be entitled to appoint more than one proxy to attend on the same occasion; save that where a member holds a separate holding of stock as trustee or nominee for some other person, the member shall be entitled to appoint a separate proxy in respect of each such separate holding.

PROXY TO BE GIVEN IN WRITING BY APPOINTER OR ATTORNEY

65. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a body corporate, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a member of the Bank.

DEPOSIT OF PROXY

66. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the Office or at such other place within the State as is specified for that purpose in the notice convening the General Court, not less than 48 hours before the time for holding the Court or adjourned Court at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 48 hours before the time appointed for the taking of the poll, and, in default, the instrument of proxy shall not be treated as valid.

FORM OF PROXY

67. An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may accept or approve.

PROXY TO BE DEEMED TO CONFER AUTHORITY TO DEMAND POLL

68. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

VOTE BY PROXY TO BE AVAILABLE ALTHOUGH AUTHORITY REVOKED OR STOCK TRANSFERRED

69.   (a)   A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the stock in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Bank at the registration department of the Bank or at such other place as the Directors may appoint, at least two hours before the time specified in the relevant notice of the meeting of the General Court or adjourned Court at which the proxy is used.

      (b) When two or more valid but differing instruments of proxy are delivered in respect of the same stock for use at the same meeting, the one which is last delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that stock and if the Bank is unable to determine which was last delivered, none of them shall be treated as valid in respect of that stock.

             BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

BODIES CORPORATE ACTING BY REPRESENTATIVES AT MEETINGS

70. Any body corporate which is a member of the Bank may, by resolution of its Directors or other governing body, authorise such individual as it thinks fit to act as its representative at any General Court of the Bank. Any individual so authorised shall not be entitled to appoint a proxy but shall otherwise be entitled to exercise the same powers on behalf of the body corporate which he represents as that representative could exercise if he were an individual member of the Bank present in person and the expression "present in person" appearing in these Bye-Laws shall include where such person is a body corporate its representative duly authorised in accordance with this Bye-Law.

                                    DIRECTORS

NUMBER OF DIRECTORS

71. The number of Directors (including the Governor and Deputy Governor) shall not be less than 10 and not more than 18.

REMUNERATION OF DIRECTORS

72. The remuneration of the Directors shall from time to time be determined by the Bank in General Court. Such remuneration shall be divided among them as the Court of Directors shall determine. All such remuneration shall accrue from day to day and in the case of any Director shall, unless and to the extent that the Directors otherwise determine, be independent of any remuneration to which he may be entitled in respect of any other office or appointment under the Bank or any subsidiary of the Bank. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from Courts of Directors or any committee appointed by the Directors or General Courts or in connection with the business of the Bank.

REMUNERATION FOR SPECIAL SERVICES

73. If any Director shall devote to the business of the Bank or any subsidiary of the Bank either his whole time and attention or more of his time and attention than in the opinion of the Directors would usually be so devoted by a person holding such office, or shall undertake or perform any duties or services other than those which, in the opinion of the Directors would usually be undertaken or performed by a person holding such office, or shall be called upon to perform and shall perform extra services or make any special exertions for any of the purposes of the Bank or any subsidiary of the Bank or shall serve on any committee, then, and in any of such cases the Directors may remunerate the Director concerned either by a fixed sum, annual or otherwise, or in such other manner (including, but without limitation, the payment of or arrangement for the purpose of providing any pension or other retirement allowance or gratuity) as shall be determined by the Directors and such remuneration may at the discretion of the Directors be either in addition to or in substitution for all or any part of any other remuneration to which such Director may be entitled under these Bye-Laws.

RESIDENCE AND STOCK QUALIFICATIONS OF DIRECTORS

74.   (a)   The Governor or Deputy Governor and a majority of the other
            Directors shall be resident in the State.

      (b) The Governor, each Deputy Governor and each Director for the time being shall be required to hold 1,000 units of Ordinary Stock of the Bank.

      (c) The office of the Governor, Deputy Governor or Director shall be vacated if the Governor, Deputy Governor or Director (as the case may be) does not within two months from the date of his election or appointment obtain his appropriate stock qualification, or if after the expiration of the said period he ceases at any time to hold such stock qualification.

      (d) A person vacating office under this Bye-Law shall be incapable of being re-elected or re-appointed thereto until he has obtained his stock qualification.

DECLARATIONS TO BE MADE BY DIRECTORS

75. Any person who shall be appointed or elected as Governor, Deputy Governor or Director shall on election or appointment and thereafter at least once in every three years make and sign, within such time as may be determined by the Court of Directors, the declarations (adapted as may be necessary in respect of stock qualifications) mentioned in the Charter and the Bank's Acts and deliver such declarations to the Bank.

DIRECTORS MAY BECOME INTERESTED IN COMPANY PROMOTED BY BANK

76. A Director of the Bank may be or become a director or other officer of or otherwise interested in, any company promoted by the Bank or in which the Bank may be interested as shareholder or otherwise, and no such Director shall be accountable to the Bank for any remuneration or other benefits, received by him as a director or officer of, or from his interest in such other company unless the Bank otherwise directs.

BORROWING POWERS OF DIRECTORS AND REGISTER OF CHARGES

77.   (a)   The Directors may exercise all the powers of the Bank to borrow money and give security therefor.

      (b) For as long as Section 99(2) of the Companies Act, 1963, or any statutory provision or enactment amending or replacing the same, shall not apply to the Bank, the Bank shall keep a register of all charges identified in the said section and shall enter in such register the following particulars:

            (i) The names and addresses of the chargee;

            (ii) The date of creation of the charge;

      (c) Every such register of charges identified in sub-paragraph (b) above shall, except when duly closed, be open to inspection by the registered chargee of any such charge without fee and by any other person on payment of such fee, as may be prescribed by the Directors from time to time;

      (d) Any such registered chargee or any other person may require a copy of the register of holders of charges identified in sub-paragraph
            (b) above of the Bank or any part thereof, on payment of such fee as may be prescribed by the Directors from time to time.

POWERS AND DUTIES OF DIRECTORS

78. The business of the Bank shall be managed by the Directors, who may exercise all such powers of the Bank as are not, by the Charter, the Bank Acts or these Bye-Laws required to be exercised by the Bank in General Court, subject, nevertheless, to any of the provisions of the Charter, the Bank Acts or these Bye-Laws and to such directions, not being inconsistent with the aforesaid provisions, as may be given by the Bank in General Court; but no direction given by a General Court shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.

DIRECTORS' POWER TO APPOINT ATTORNEY

79. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Bank for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bye-Laws) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

DIRECTOR WHO IS INTERESTED IN CONTRACT WITH THE BANK MUST DISCLOSE HIS INTEREST

80.   (a)   It shall be the duty of a Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Bank to declare the nature of his interest at a Court of Directors.

      (b) In the case of a proposed contract, the declaration to be made by a Director shall be made at the Court of Directors at which the question of entering into the contract is first taken into consideration, or if the Director was not at the date of that Court interested in the proposed contract, at the next Court of Directors held after he became so interested; and in a case where the Director becomes interested in a contract after it is made, the said declaration shall be made at the first Court of Directors held after the Director becomes so interested.

      (c) For the purposes of this Bye-Law, a general notice given to the Court of Directors by a Director to the effect that he is a member and/or director of a specified company or firm and is to be regarded as interested in any contract which may, after the date of such notice, be made with that company or firm, shall be deemed to be sufficient declaration of interest in relation to any contract so made, but no such notice shall be of effect unless either it is given at a Court of Directors or the Director takes reasonable steps to secure that it is brought up and read at the next Court of Directors after it is given.

      (d) A copy of every declaration made and notice given in pursuance of this Bye-Law shall, within three days after the making or giving thereof, be entered in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary or Auditor of the Bank at the Office and shall be produced at any Court of Directors if any Director so requests in sufficient time to enable the book to be available at such Court.

DIRECTOR MAY HOLD OFFICE UNDER THE BANK

81. A Director may hold any other office or place of profit under the Bank (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Bank either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Bank in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Bank for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.

DIRECTOR MAY ACT FOR BANK IN PROFESSIONAL CAPACITY

82. Any Director may act by himself or his firm in a professional capacity for the Bank, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; but nothing herein contained shall authorise a Director or his firm to act as Auditor to the Bank.

SIGNING OF CHEQUES ETC.

83. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Bank shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

MINUTES TO BE KEPT OF PROCEEDINGS OF DIRECTORS

84. The Directors shall cause minutes to be made in books provided for that purpose:

      (a)   of all appointments made by the Directors;

      (b) of the names of the Directors present at each Court of Directors and of any committee of Directors;

      (c) of all resolutions and proceedings at all General Courts, Courts of Directors, and of committees appointed by the Directors.

DIRECTORS' PENSIONS

85. The Directors on behalf of the Bank may pay a gratuity or pension or allowance on retirement to any Director or to his widow or dependants, and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

WHEN OFFICE OF DIRECTOR IS TO BE VACATED

86.   The office of Director shall be vacated if the Director:

      (a)   ceases to be a Director by virtue of Bye-Law 74 (c); or

      (b) is adjudged bankrupt in the State or in Northern Ireland or Great Britain or makes any arrangement or composition with his creditors generally; or

      (c) fails to make and deliver the declaration required by Bye-Law 75 within the time therein specified or within such further period as may be allowed by the Court of Directors; or

      (d)   becomes of unsound mind; or

      (e)   resigns his office by notice in writing to the Bank; or

      (f) is convicted of an indictable offence unless the Directors otherwise determine; or

      (g) is for more than 6 months absent without permission of the Directors from Courts of Directors held during that period; or

      (h) ceases to be a Director by virtue of any provision of the Acts or becomes prohibited by law from being a Director.

                          GOVERNOR AND DEPUTY GOVERNOR

ELECTION OF GOVERNOR AND DEPUTY GOVERNOR

87.   (a)   The Governor and Deputy Governor shall be elected from time to time by the Court of Directors from amongst their own number on such terms as to remuneration and otherwise and for such period as the Court of Directors think fit but any Governor and Deputy Governor may be removed from office by the Court of Directors before the expiry of such period. In case any casual vacancy in the office of Governor or Deputy Governor shall occur by death, resignation or otherwise, the vacancy shall, forthwith in the case of a Governor and as soon as convenient in the case of a Deputy Governor, be filled by the Court of Directors electing one of their number to such office.

      (b) Where a person ceases to hold the office of Governor or Deputy Governor such person may continue to be a Director until the next General Court for the annual election of Directors and shall then be eligible for re-election as a Director.

                        MANAGING AND EXECUTIVE DIRECTORS

APPOINTMENT OF MANAGING DIRECTOR AND EXECUTIVE DIRECTORS

88. The Directors may from time to time appoint one or more of themselves to the office of Managing Director or Executive Director for such period and on such terms as to remuneration and otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. The appointment of a Director to the office of Managing Director or Executive Director shall (without prejudice to any claim such Director may have for damages for breach of any contract of service between such Director and the Bank) be automatically determined if such Director ceases from any cause to be a Director, provided however that this shall not apply if such Director shall retire by rotation in accordance with Bye-Law 90 and be re-appointed at the meeting at which such retirement took effect.

DIRECTORS MAY EMPOWER MANAGING DIRECTOR TO ACT FOR BANK

89. The Directors may entrust to and confer upon a Managing Director or Executive Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                     APPOINTMENT AND RETIREMENT OF DIRECTORS

RETIREMENT BY ROTATION OF DIRECTORS

90. At the Annual General Court in each year one-third of the Directors (including any Director holding the office of Governor, Deputy Governor, Managing Director or Executive Director) for the time being, or, if their number is not three or a multiple of three then the number nearest one-third shall retire from office ensuring at all times that each Director shall retire every three years. A Director retiring pursuant to this Bye-Law shall retain office until the conclusion of the Annual General Court at which he retires.

WHICH DIRECTORS TO RETIRE

91. The Directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot.

RETIRING DIRECTORS ELIGIBLE FOR RE-ELECTION

92.   A retiring Director shall be eligible for re-election.

POWER OF GENERAL COURT TO FILL A VACANCY CAUSED BY RETIREMENT OF DIRECTOR

93. The General Court at which a Director retires may fill the vacated office by electing a person thereto and in default the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected unless at such Court it is expressly resolved not to fill such vacated office, or unless a resolution for the re-election of such Director has been put to the meeting and lost.

CANDIDATES FOR OFFICE OF DIRECTOR TO BE NOMINATED IN WRITING

94. No person other than a Director retiring at a General Court shall, unless recommended by the Directors, be eligible for election to such office at that Court unless not less than thirty-five days or more than forty-two days before the day appointed for the Court there shall have been left at the Office notice in writing signed by a member entitled to attend and vote at the Court for which such notice is given of his intention to propose such person for election and also notice in writing signed by that person of his willingness to be elected. A member may not propose himself for appointment.

WHEN DIRECTORS MAY FILL OFFICE OF DIRECTOR

95. The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with Bye-Law 71. Any Director so appointed shall retire at the next following Annual General Court, and shall then be eligible for re-election but shall not be taken into account in determining the Directors who are to retire by rotation at such Court. A Director retiring pursuant to this Bye-Law shall retain office until the conclusion of the Annual General Court at which he retires.

POWER OF GENERAL COURT TO REMOVE DIRECTOR

96. A General Court may, by resolution, of which notice has been given to the Director concerned, remove any Director before the expiration of his period of office notwithstanding anything in these Bye-Laws or in any agreement between the Bank and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Bank.

POWER OF GENERAL COURT TO FILL CASUAL VACANCY

97. A General Court may, by resolution, appoint another person in place of a Director removed from office under the preceding Bye-Law and without prejudice to the powers of the Directors under Bye-Law 95 a General Court may appoint any person to be a Director either to fill a casual vacancy or as an additional Director, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with Bye-Law 71. A person so appointed shall be subject to retirement at such time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

                     PROCEEDINGS OF DIRECTORS AND COMMITTEES

COURT OF DIRECTORS

98.   (a)   The Directors may meet together as the Court of Directors for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. Where there is an equality of votes, the Chairman shall have a second or casting vote. The Governor or Deputy
            Governor may, and the Secretary on the requisition of a Director shall, at any time summon a Court of Directors. If the Directors so resolve, it shall not be necessary to give notice of a Court of Directors to any Director who, being resident in the State, is for the time being absent from the State.

      (b) Notice of a meeting of the Directors shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or by telephone or sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the Bank for this purpose.

      (c) A Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone, televisual link or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting.

      (d) A resolution or other document in writing signed by all the Directors entitled to receive notice of a meeting of Directors shall be as valid as if it had been passed at a meeting of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission or some other similar means of transmitting the contents of documents.

DIRECTORS' QUORUM

99. The quorum necessary for the transaction of the business at a Court of Directors may be fixed by the Directors, and unless so fixed shall be five.

DIRECTOR SHALL NOT VOTE IN RESPECT OF CONTRACT IN WHICH HE IS INTERESTED

100.  (a)   Save as herein provided a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has an interest which (together with any interest of any person connected with him) is a material interest otherwise than by virtue of his interest in stock, shares or debentures or other securities of or otherwise in or through the Bank. A Director shall not be counted in the quorum at a Court of Directors or a meeting of a committee appointed by the Directors in relation to any resolution on which he is debarred from voting.

      (b) A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters namely:

            (i) The giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Bank or any of its subsidiaries.

            (ii) The giving of any security or indemnity to a third party in respect of a debt or obligation of the Bank or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by giving of security.

            (iii) Any proposal concerning an offer of shares or debentures or other securities of or by the Bank or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof.

            (iv) Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in 1 per cent. or more of any class of the equity share capital of such other company (or of any third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Bye-Law 100 to be a material interest in all circumstances).

            (v) Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefit scheme or stock ownership or stock option scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Revenue Commissioners for taxation purposes.

      (c) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or places of profit under the Bank or any company in which the Bank is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under the proviso to paragraph (b) (iv) of this Bye-Law) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

      (d) If any question shall arise at any Court of Directors or any meeting of a committee appointed by the Directors as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the Court of Directors or the meeting of the committee and his ruling in relation thereto shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned has not been fairly disclosed.

      (e) The Bank may in General Court at any time suspend or relax the foregoing provisions of this Bye-Law 100 to any extent either generally or in respect of any particular transaction or ratify any transaction not duly authorised by reason of a contravention of this Bye-Law 100.

      (f) For the purpose of this Bye-Law "connected person" or "person connected with a Director" is defined as:

            (i)   a person is connected with a Director if, but only if, he is:

                  (a) that Director's spouse, parent, brother, sister or child;

                  (b) a person acting in his capacity as the trustee of any trust, the principal beneficiaries of which are the Director, his spouse, or any of his children or any body corporate which he controls; or

                  (c)   a partner of that Director;

                  unless that person is also a Director of the Bank;

            (ii) a body corporate shall also be deemed to be connected with a Director if it is controlled by that Director;

            (iii) for the purposes of this definition, a Director shall be deemed to control a body corporate if, but only if, such Director is alone or together with any of the persons referred to in sub-paragraphs (a), (b) or (c) of (f)(i) above, interested in more than one-half of the equity share capital of that body or entitled to exercise or control the exercise of more than one-half of the voting power at any general meeting of that body;

                  In this sub-paragraph (f)(iii) "equity share capital" has the same meaning as in Section 155 of the Companies Act, 1963; and references to voting power exercised by a Director shall include references to voting power exercised by another body corporate which that Director controls.

DIRECTORS MAY ACT NOTWITHSTANDING A VACANCY IN NUMBER

101. The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these Bye-Laws as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a General Court but for no other purpose.

CHAIRMAN OF COURT OF DIRECTORS

102. The Governor, or in his absence a Deputy Governor, shall preside as Chairman at every Court of Directors, but if at any Court of Directors none of them is present within 15 minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of that Court.

DIRECTORS' POWERS OF MANAGEMENT

103. The Directors may make such arrangements as they think fit for the management, organisation and administration of the Bank either in the State or elsewhere. For these purposes:

      (a) The Directors may establish any committee or committees consisting of one or more Directors and the Directors may appoint to any such committee such other person or persons as they think fit provided that at any time the majority of members of any such committee shall be Directors and no resolution of that committee shall be effective unless a majority of the members of the committee present at the meeting are Directors.

      (b) The Directors may establish divisional, local or management boards to which they may appoint any person or persons as members to be divisional directors, local directors or management directors.

      (c) The Directors may appoint such executives, managers, administrative officers, employees, advisers, attorneys or agents for such a period and on such terms as they think fit.

      (d) Where the Directors consider that the advice or assistance of any person would for any reason be beneficial to the Bank, the Directors may appoint such person to be an advisory director.

      (e) The Directors may from time to time fix or vary the terms of appointment and the appropriate remuneration of any person appointed under this Bye-Law and may at any time revoke any such appointment or dissolve any committee or board.

      (f) The appointment of any person as a divisional director, management director or advisory director shall not for any purpose constitute that person a Director of the Bank.

DIRECTORS' POWERS OF DELEGATION

104. The Directors may delegate any of their powers, authorities and discretions to any committee or board established or to any appointment made pursuant to Bye-Law 103 and to any wholly owned subsidiary of the Bank for such a period and on such terms and conditions as the Directors may determine. The Directors may authorise any such committee, board, appointment or subsidiary to sub-delegate any of the powers, authorities and discretions delegated to them but any such committee, board, appointment or subsidiary shall conform to any regulations which may from time to time be imposed by the Directors in respect of any such delegation or sub-delegation. The Directors may at any time vary or revoke any delegation made to any such committee, board, appointment or subsidiary, or any regulation made in respect of sub-delegation by any of them.

CHAIRMAN OF COMMITTEE

105. A committee may elect a Chairman of its meetings; if no such Chairman is elected, or if at any meeting the Chairman is not present within 15 minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

PROCEEDINGS OF COMMITTEE

106. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and where there is an equality of votes, the Chairman shall have a second or casting vote.

ACTS OF DIRECTORS OR COMMITTEES TO BE VALID NOTWITHSTANDING DEFECT IN
APPOINTMENT

107. All acts done by any Court of Directors or any meeting of a committee appointed by the Directors or by any person acting as a Director or a member of such committee shall (as regards all persons dealing in good faith with the Bank) notwithstanding that there was some defect in the appointment or continuance in office of any member of the Court of Directors or of such committee or of any person acting as aforesaid or that such member or person was disqualified or had vacated office or was not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or a member of such committee and had been entitled to vote.

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

                                    SECRETARY

APPOINTMENT OF SECRETARY

108. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

SECRETARY MAY NOT ACT IN DUAL CAPACITY

109. A provision of these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

                                    THE SEAL

THE SEAL, OFFICIAL SEAL AND LOCAL SEAL

110.  (a)   The Seal shall be used only by the authority of the Directors or a committee appointed by the Directors authorised by the Directors in that behalf and every instrument to which the Seal shall be affixed shall be signed by a Director or by the Secretary or by some other person appointed by the Directors for the purpose or by a committee appointed by the Directors authorised by the Directors in that behalf.

      (b) The Bank shall have an Official Seal which shall be a facsimile of the Seal with the addition on its face of the word "Securities" for the purpose of sealing securities issued by the Bank and for sealing documents creating or evidencing securities so issued. The Official Seal may be used only on the authority set out in Bye-Law 110 (a) except that all instruments to which the Official Seal shall be affixed shall be signed by the Secretary and some other person appointed by the Directors for the purpose or by a committee appointed by the Directors authorised by the Directors in that behalf and provided that the system of authorising the affixing of the Official Seal to such instruments is first approved by the Auditors all or any such signatures may be applied by some mechanical means.

      (c) The Bank shall have for use in Britain (and if the Directors consider it expedient, in any other territory, district or place where the Bank has an established place of business) a local seal, which shall be a facsimile of the Seal with the addition on its face of the word "Britain" (or the name of the territory, district or place, as the case may be, where it is to be used). The local seal may be used only under the authority set out in Bye-Law 110 (a) except that all instruments to which the local seal shall be affixed shall be signed by two persons appointed by the Directors or a committee appointed by the Directors authorised by the Directors in that behalf.

                             DIVIDENDS AND RESERVES

DECLARATION OF DIVIDENDS BY GENERAL COURT

111. A General Court may declare dividends but no dividend shall exceed the amount recommended by the Directors and no dividend on the Ordinary Stock may be declared unless the dividend on the Dollar Preference Stock, the Sterling Preference Stock and the euro Preference Stock most recently payable prior to the relevant General Court shall have been paid in cash.

DIRECTORS MAY PAY INTERIM DIVIDENDS

112. The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Bank. Provided that no such interim dividend on the Ordinary Stock may be paid if the dividends on the Dollar Preference Stock, the Sterling Preference Stock and the euro Preference Stock most recently payable prior to the date of the Directors' resolution to pay such interim dividend shall not have been paid in cash. Where the Directors have acted bona fide, they shall not incur any responsibility to the holders of any stock conferring a preference which may at any time be issued for any damage they may suffer by reason of the payment of an interim dividend on any stock ranking after such preference stock. A resolution of the Directors declaring any interim dividend shall (once announced) be irrevocable and shall have the same effect in all respects as if such dividend had been declared upon the recommendation of the Directors by a resolution of the Bank. Subject as aforesaid, if at any time the capital stock of the Bank is divided into different classes, the Directors may pay such interim dividends in respect of those units of capital stock of the Bank which confer on the holders thereof deferred or nondeferred rights as well as in respect of those units of capital stock of the Bank which confer on the holders thereof preferential rights with regard to dividends. The Directors may also pay half-yearly or at other suitable intervals to be settled by them any dividend which may be payable at a fixed rate if they are of the opinion that the profits available for distribution justify the payment.

DIVIDENDS TO BE PAID OUT OF PROFITS

113.  No dividend shall be paid otherwise than out of profits.

RESERVE FUNDS

114.  (a)   The Directors may, before recommending any dividends, set aside out of the profits of the Bank such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors be applicable for any purpose to which the profits of the Bank may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Bank or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

      (b) The Directors shall not set aside out of profits and carry to any reserve fund referred to in sub-paragraph (a) of this Bye-Law or carry forward in the manner described in sub-paragraph (a) of this Bye-Law any sum then required for payment of the dividend payable on any Dollar Preference Stock, Sterling Preference Stock or euro Preference Stock.

      (c) If at any time there shall be insufficient profits standing to the credit of the profit and loss account of the Bank (or any other of the Bank's accounts or reserves and available for distribution) for the payment of any such dividend, the Directors shall withdraw from any such reserve fund referred to in sub-paragraph (a) of this Bye-Law such sums as may be required for the payment of any such dividend (and so that the Directors shall not require the consent of the Bank in General Court to any such withdrawal). Any sum so withdrawn (and any profits previously carried forward pursuant to sub-paragraph (a) of this Bye-Law but subsequently required for the payment of any such dividend) may be applied in or towards payment of such dividends.

APPORTIONMENT OF DIVIDENDS

115. All dividends shall be declared and paid according to the amounts paid or credited as paid on the capital stock in respect whereof the dividend is paid, but no amount paid or credited as paid on stock in advance of calls shall be treated for the purposes of this Bye-Law as paid thereon. All dividends shall be apportioned and paid proportionally to the amounts paid or credited as paid on the stock during any portion or portions of the period in respect of which the dividend is paid; but if any stock is issued on terms providing that it shall rank for dividend as from a particular date, such stock shall rank for dividend accordingly.

DIRECTORS MAY DEDUCT FROM DIVIDENDS  MONEY DUE FOR CALLS

116. The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Bank on account of calls or otherwise in relation to the capital stock of the Bank.

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

POWER TO DIRECT PAYMENT OF DIVIDENDS BY DISTRIBUTION OF SPECIFIC PROFITS

117. Any General Court declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

SCRIP DIVIDENDS

118. The Directors may, with the sanction of a resolution passed at a General Court of the Bank, offer to the holders of Ordinary Stock the right to elect to receive an allotment of additional Ordinary Stock, credited as fully paid, instead of cash in respect of all or part of any dividend or dividends as are specified by such resolution of the General Court or such part of such dividend or dividends as the Directors may determine. The following provisions shall have effect:

      (a) any such resolution may specify a particular dividend or dividends or may specify all or any dividends falling to be declared or paid during a specified period being a period expiring not later than the commencement of the fifth Annual General Court next following the date of the Annual General Court at which the resolution is passed;

      (b) the entitlement of each holder of Ordinary Stock to additional Ordinary Stock shall, subject to sub-paragraph (e) below, be such that the relevant value of the entitlement shall be as nearly as possible equal to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo. For this purpose "relevant value" shall be calculated by reference to the average of the Closing Quotation for the Ordinary Stock on any recognised Stock Exchange, selected by the Directors from time to time, on which the Ordinary Stock is quoted ("The Stock Exchange"), as derived from the Daily Official List of any such Stock Exchange, or any similar publication, on the day on which the Ordinary Stock is first quoted "ex" the relevant dividend and the two subsequent dealing days or such other number of days between the day on which the Ordinary Stock is first quoted "ex" the relevant dividend and the dividend payment record date, or in such other manner as may be determined by the Directors on such basis as they consider fair and reasonable;

      (c) the Directors shall after determining the basis of allotment give notice in writing to the holders of the Ordinary Stock of the rights of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

      (d) the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on Ordinary Stock in respect of which the said election has been duly exercised ("the elected Ordinary Stock") and instead thereof additional Ordinary Stock shall be allotted to the holders of the elected Ordinary Stock on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise out of such of the sums standing to the credit of any of the Bank's reserves (including any share premium account and capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of the additional Ordinary Stock to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Stock for allotment and distribution to and amongst the holders of the elected Ordinary Stock on such basis. A resolution of the Directors capitalising any part of the reserves or profits hereinbefore mentioned shall have the same effect as if such capitalisation had been declared by resolution passed at a General Court in accordance with Bye-Law 128;

      (e) the Directors may do all acts and things which they consider necessary or expedient to give effect to any such offer and capitalisation, with power to make such provisions as they think fit to ensure that no fractional entitlements of additional Ordinary Stock become distributable, including provisions whereby such fractional entitlements, in whole or in part, arising in relation to any one dividend payment be expressed as a residual cash sum and be carried over (without interest) to the next dividend payment date and added to the relevant Stockholder's cash dividend entitlement on such date. The Directors may authorise any person on behalf of all the Ordinary Stockholders concerned to enter into an agreement with the Bank relating to such offer and capitalisation and matters incidental thereto and any agreement made under such authority shall in all respects be effective and binding on all persons concerned;

      (f) the Directors may also from time to time establish or vary a procedure for election mandates under which a holder of Ordinary Stock may elect to receive additional Ordinary Stock credited as fully paid instead of cash in respect of all future rights offered to that holder under this Bye-Law until the election mandate is revoked or deemed to be revoked in accordance with the procedure;

      (g) the Directors may undertake and do such acts and things as they may consider necessary or expedient for the purpose of giving effect to the provisions of this Bye-Law;

      (h) the additional Ordinary Stock allotted pursuant to the provisions of this Bye-Law shall rank pari passu in all respects with the fully paid Ordinary Stock then in issue save only as regards participation in the relevant dividend (or stock election in lieu);

      (i) notwithstanding the foregoing the Directors may at any time prior to payment of the relevant dividend determine, if it appears to them desirable to do so because of a change in circumstances, that the dividend shall be payable wholly in cash and if they so determine then all elections made shall be disregarded. The relevant dividend shall be payable wholly in cash if the Ordinary Stock of the Bank ceases to be listed on the particular Stock Exchange selected by the Directors, pursuant to sub-paragraph (b) above, at any time prior to the due date of issue of the additional Ordinary Stock or if such listing is suspended and not reinstated by the date immediately preceding the due date of such issue;

      (j) notwithstanding anything to the contrary in this Bye-Law the Directors may make such exclusions from any offer of rights of election to holders of Ordinary Stock as they may think fit in the light of any legal or practical problems under the laws of, or the requirements of any regulatory or Stock Exchange authority in, any territory or jurisdiction; and

      (k) this Bye-Law shall have effect without prejudice to the other provisions of these Bye-Laws.

DIVIDENDS PAYABLE IN CASH MAY BE PAID BY CHEQUE OR WARRANT

119. Any dividend, interest or other moneys payable in cash in respect of any stock may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, where there are joint holders, to the registered address of that one of the joint holders who is first named in the Register or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any such dividend, interest or other moneys payable in cash in respect of any stock may also be paid by use of or through the Electronic Funds Transfer system or any other electronic means to an account designated by the holder or joint holders as the case may be. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys payable in respect of the stock held by them as joint holders.

DIVIDENDS NOT TO BEAR INTEREST

120.  No dividend shall bear interest against the Bank.

UNCLAIMED DIVIDENDS

121.  (a)   If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Bank. The payment by the Directors of any unclaimed dividend or other monies payable in respect of stock into a separate account shall not constitute the Bank a trustee in respect thereof.

      (b) The Bank may cease sending dividend warrants by post if such warrants have been returned undelivered or left uncashed on two consecutive occasions and following such second occasion, reasonable enquiries have failed to establish any new address of the registered holder of the stock.

UNTRACED STOCKHOLDERS

122.  (a)   The Bank shall be entitled (but not obliged) to sell at the best price reasonably obtainable any stock of a member of the Bank or any stock to which a person is entitled by transmission if and provided that:

            (i) for a period of twelve years no cheque or warrant sent by the Bank through the post in a pre-paid letter, addressed to the member or to the person entitled by transmission to the stock at his address on the Register or to the last known address given by the member or by the person entitled by transmission to which cheques and warrants are to be sent, has been cashed and no communication has been received by the Bank from the member or from the person entitled by transmission; and no communication has been received from the member or from the person entitled by transmission to two separate enquiries made by the Bank by means of registered post to the member at his address on the Register or to the last known address given by the member or person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such stock);

            (ii) at the expiration of the said period of twelve years the Bank has given notice of its intention to sell such stock by advertisement in a national daily newspaper published in the State (and a national daily newspaper published in the United Kingdom) and in a newspaper circulating in the area in which the address referred to in sub-paragraph (a)(i) of this Bye-Law is located;

            (iii) during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the Bank has not received any communication from the member or person entitled by transmission; and

            (iv) the Bank has first given notice in writing to the relevant Stock Exchange of its intention to sell such stock.

      (b) To give effect to any such sale the Bank may appoint any person to execute as transferor an instrument of transfer of such stock where held in certificated form and such instrument of transfer shall be as effective as if it had been executed by the member or the person entitled by transmission to such stock. The transferee shall be entered in the Register as the holder of the stock comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the stock be affected by any irregularity in or invalidity of the proceedings in reference to the sale. The Directors may authorise the conversion of stock to be sold which is in uncertificated form into certificated form and vice versa (so far as is consistent with the Regulations) for its transfer to, or in accordance with the directions of, the transferee.

      (c) The Bank shall account for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Bank and the Bank shall be deemed to be a debtor and not a trustee in respect thereof. Moneys carried to such separate account may be either employed in the business of the Bank or invested in such investments as the Directors may think fit, from time to time.

                                    ACCOUNTS

THE DIRECTORS SHALL KEEP PROPER BOOKS OF ACCOUNT

123. The Directors shall cause proper books of account to be kept. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Bank's affairs and to explain its transactions.

BOOKS OF ACCOUNT TO BE KEPT AT THE OFFICE AND AVAILABLE FOR INSPECTION OF DIRECTORS

124. The books of account shall be kept at the Office, or at such other place as the Directors think fit, and shall at all reasonable times be open to the inspection of the Directors.

MEMBERS NOT ENTITLED TO INSPECT BOOKS OF ACCOUNT EXCEPT AS AUTHORISED BY
DIRECTORS

125. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Bank or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the Bank except as authorised by the Directors or by the Bank in General Court.

BALANCE SHEETS AND PROFIT AND LOSS ACCOUNTS, GROUP ACCOUNTS AND REPORTS TO BE LAID BEFORE ANNUAL GENERAL COURTS

126. The Directors shall from time to time cause to be prepared and to be laid before the Annual General Court such profit and loss accounts, balance sheets, group accounts and reports as are appropriate.

COPY OF BALANCE SHEET, ACCOUNTS, DIRECTORS' REPORT AND AUDITORS' REPORT TO BE SENT TO MEMBERS

127. A copy of the balance sheet and profit and loss account and group accounts which are to be laid before the Annual General Court together with a copy of the Directors' report and Auditors' report shall, not less than 21 days before the date of the Annual General Court be sent to every member of the Bank and other persons entitled to receive the same. Provided if the Directors be of opinion that and shall so resolve that for any reason it is unlikely that delivery of copies of the balance sheet, profit and loss account and group accounts, together with copies of the Directors' report and Auditors' report and any other documents can be effected on members or any of them by post, then and in any such case the Directors may publish the balance sheet, profit and loss account and group accounts together with the Directors' report and Auditors' report and any other documents which are to be laid before the Annual General Court, not less than twenty-one days before the date of the Annual General Court to members whose registered addresses are within the State and by advertisement thereof in at least one national daily newspaper in the State and to members whose registered addresses are outside the State by advertisement thereof in at least one London daily newspaper in respect of the United Kingdom and in the Wall Street Journal or such other daily newspaper in respect of the United States as the Directors shall in the circumstances consider appropriate; and upon such publication copies of the accounts and reports so advertised will be deemed to have been sent to members and any other persons entitled to receive the same; in any such case the Bank shall send confirmatory copies of all the documents referred to above by post if at least forty-eight hours prior to the Annual General Court the posting of documents to addresses within the State again becomes practicable.

                           CAPITALISATION OF RESERVES

POWER OF GENERAL COURT TO CAPITALISE RESERVES

128. Subject to the provisions of Bye-Laws 4 (F), 5 (F) and 6 (F) a General Court may, upon the recommendation of the Directors, resolve that any sum for the time being standing to the credit of any of the Bank's reserves (including any Stock Premium Account) or to the credit of the Profit and Loss Account be capitalised and be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any stock held by such members respectively, or paying up in full unissued capital stock or debenture stock of the Bank to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid, or partly in one way and partly in the other; and the Directors shall give effect to such resolution.

METHOD OF CAPITALISATION OF RESERVES

129. Whenever such resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the sums so resolved to be capitalised thereby and all allotments and issues of fully paid stock or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Bank providing for the allotment to them respectively credited as fully paid up of any further stock or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the sums resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing stock and any agreement made under such authority shall be effective and binding on all such members.

                                      AUDIT

APPOINTMENT AND DUTIES OF AUDITORS

130. Auditors shall be appointed and their rights and duties regulated in accordance with the requirements of Companies legislation in force for the time being.

                                     NOTICES

SERVICE OF NOTICES

131. A notice may be given by the Bank to any member either personally or by sending it by post to him to his registered address or by delivering it to his registered address. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of the notice of a meeting at the expiration of 24 hours after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post. Provided, if the Directors shall be of opinion and shall so resolve that for any reason it is unlikely that delivery of a notice to be given by the Bank to members or any of them can be effected by post, then and in any such case the notice may be given to members whose registered addresses are in the State by advertisement thereof published in at least one national daily newspaper in the State or to members whose registered

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      addresses are outside the State by advertisement thereof published in at least one London daily newspaper, in respect of the United Kingdom and in the Wall Street Journal or such other daily newspaper in respect of the United States as the Directors shall in the circumstances consider appropriate; in any such case where the notice is in respect of a General Court the Bank shall send confirmatory copies of the notice by post if at least forty-eight hours prior to the General Court the posting of notices to addresses within the State again becomes practicable.

NOTICE TO JOINT STOCKHOLDERS

132. A notice may be given by the Bank to the joint holders of stock by giving the notice to the joint holder first named in the Register in respect of the stock.

NOTICE WHEN MEMBER DECEASED OR BANKRUPT

133.  (a)   A notice addressed to any member and sent by post to or left at his registered address in pursuance of these Bye-Laws shall, notwithstanding that such member be then deceased or bankrupt, be deemed to have been duly served in respect of any capital stock
            (whether held solely or jointly with other persons by such member) unless and until the Bank shall have received notice in writing of his decease or bankruptcy.

      (b) A notice may be given by the Bank to the persons entitled to capital stock in consequence of the death or bankruptcy of a member by sending it through the post in a pre-paid letter addressed to them by name or by the title of Representatives of the deceased or Official Assignee in Bankruptcy or by any like description at the address supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) at the registered address of such deceased or bankrupt member.

      (c) Service in manner aforesaid shall for all purposes be deemed a sufficient service of such notice on all persons interested (whether jointly with or claiming through or under such deceased or bankrupt member) in any such capital stock.

PERSONS ENTITLED TO NOTICE

134. Notice of every General Court shall be given in any manner hereinbefore authorised to:

      (a)   every member; and

      (b) every person upon whom the ownership of capital stock devolves by reason of his being a personal representative or the Official Assignee in bankruptcy of a member, where the member but for his death or bankruptcy would be entitled to receive notice of the meeting.

      Provided always however that the Bank may determine that persons entitled to receive a notice of any General Court are those persons registered on the Register at the close of business on a day determined by the Bank. The day determined by the Bank under this Bye-Law may not be more than seven days before the day that the notice of the General Court is sent.

      It shall not be necessary to give public notice thereof at the Royal Exchange in Dublin or otherwise.

SERVICE ON TRANSFER OR TRANSMISSION OF STOCK

135. Every person who becomes entitled to stock shall be bound by any notice in respect of that stock which before his name is entered in the Register in respect of such stock has been duly given to a person from whom he derives his title provided the provisions of this paragraph shall not apply to any notice served under Bye-Law 59 unless no change in the beneficial ownership of the stock has occurred.

                                  MISCELLANEOUS

USE OF COMPUTERS, ETC. FOR CERTAIN BANK RECORDS

136. Any register (including the Register) or other record of the Bank may be kept by recording the matters in question otherwise than by making entries in bound books

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      and the power to keep any such register or other record by recording the matters in question otherwise than by making entries in bound books includes power to keep such register or other record or recording the matters in question otherwise than in a legible form so long as the recording is capable of being reproduced in a legible form. If any such register or other record of the Bank is kept by the Bank by recording the matters in question otherwise than in legible form, any obligation imposed on the Bank by virtue of the Charter, the Bank's Act or these Bye-Laws to allow inspection of, or to furnish a copy of, such register or other record or any part of it shall be treated as a duty to allow inspection of, or to furnish, a reproduction of the recording or of the relevant part of it in a legible form.

USE OF ELECTRONIC COMMUNICATION

137.  (a)   Notwithstanding anything to the contrary in these Bye-Laws, whenever any person (including without limitation the Bank, a Director, the Secretary, a member or any officer) is required or permitted to give information in writing such information may be given or received by electronic means or in electronic form, whether as an electronic communication or otherwise. The use of such electronic communication shall conform to any regulations which may from time to time be made by the Directors. The Directors may at any time vary or revoke any regulations made pursuant to this Bye-Law.

      (b) Regulations made by the Directors pursuant to this Bye-Law may include measures designed to:

            (i)   ensure the security of electronic communication;

            (ii) establish and authenticate the identity of the giver or recipient, as the case may be, of the information; and

            (iii) record the consent of the giver or recipient of the
                  information by electronic means or in electronic form.

      (c) For the avoidance of doubt, any giver or recipient of information who has opted to give or receive information by electronic means or in an electronic form may at any time, by notice given in conformity with regulations made by the Directors, opt to give or receive the information in any one of the other forms permitted by these Bye-Laws.

      (d) Without prejudice to the generality of paragraphs (a), (b), (c) above, the Directors may arrange to enable electronic communication by the Bank or any member or other person as the case may be of:-

            (i)   notices of Annual or Extraordinary General Courts;

            (ii)  the appointment of a proxy;

            (iii) elections to receive allotments of Ordinary Stock instead of cash in respect of dividends;

            (iv) the balance sheet, profit & loss account and group accounts and the Directors' and Auditors' reports.

DESTRUCTION OF STOCK TRANSFER FORMS AND CANCELLED STOCK CERTIFICATES

138. Subject as hereinafter provided the Bank shall be entitled to destroy all instruments of transfer of stock in the Bank which shall have been registered at any time after the expiration of six years from the date of registration thereof and all registered stock certificates and dividend mandates which have been cancelled or have ceased to have effect at any time after the expiration of three years from the date of cancellation or cessation thereof and all notifications of change of address after the expiration of three years from the date of the recording thereof and it shall be

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      conclusively presumed in favour of the Bank that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every stock certificate so destroyed was a valid and effective instrument duly and properly cancelled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Bank provided that:

      (i) the foregoing provisions of this Bye-Law shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document is or might be relevant;

      (ii) nothing herein contained shall be construed as imposing on the Bank any liability in respect of the destruction of such document earlier than as aforesaid or in any case where the conditions of paragraph
            (i) are not fulfilled, (or in any other circumstances which would not attach to the Bank in the absence of this Bye-Law).

For the purposes of this Bye-Law:

      (i) the references to the destruction of any document include references to the disposal thereof in any manner.

      (ii) the references to an instrument of transfer shall be deemed to include references to any document constituting the renunciation of an allotment of any stock in the Bank by the allottee in favour of some other person.

      (iii) "stock" shall include capital stock or loan stock of the Bank.

AUTHENTICATION OF DOCUMENTS

139. Any Director or Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Bank and any resolutions passed by the Bank or the Directors or any committee appointed by the Directors and any books records documents and accounts relating to the business of the Bank and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books records documents or accounts are elsewhere than at the Office, the local Manager or other officer of the Bank having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

DECLARATION OF SECRECY

140. Every Director, member of a committee appointed by the Directors, divisional director, local director, advisory director, Auditor, officer or other person employed in the business of the Bank shall, before entering upon his duties and as often thereafter as the Court of Directors may prescribe, sign a declaration pledging himself to observe strict secrecy respecting all transactions of the Bank with the customers, and the state of accounts with individuals, and in all matters relating thereto, and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties, except when required to do so by law, or by the Court of Directors or by the proper person to whom such matters relate and except so far as may be necessary in order to comply with any of the provisions contained in these Bye-Laws, and (save as aforesaid and as provided in Bye-Law 75) shall not be required to take make or subscribe any such oath or declaration as is mentioned in the Charter.

INDEMNITY

141. Subject to any contract with the Bank and so far as may be permitted by law, every Director, every member of a committee appointed by the Directors and every officer of the Bank shall be indemnified out of its funds against all costs, charges, expenses, losses and liabilities incurred by him in the conduct of the business of the Bank or in the discharge of his duties in good faith and without wilful default or neglect.

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INSURANCE AGAINST LIABILITY OF DIRECTORS AND OFFICERS

142. The Directors shall have the power to purchase and maintain for the benefit of any persons who are or were at any time Directors or Officers of the Bank insurance against any liability incurred by such persons in respect of any act or omission in the execution or discharge of their duties or in the exercise of their powers, and the Directors shall be entitled to vote and be counted in the quorum in respect of any resolution concerning the purchase of such insurance.

RECORD DATES

143. Subject to the rights attaching to, or the terms of issue of, any stock, any dividend on stock of any class or any distribution, allotment or issue to the holders of any stock of any class, whether to be paid or made pursuant to a resolution of the Bank in General Court or a resolution of the Directors or otherwise, may as specified in such resolution be paid or made to the persons registered as the holders of stock at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such stock in respect of such dividend. The provisions of this Bye-Law shall apply mutatis mutandis to capitalisations to be effected in pursuance of these Bye-Laws.

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                                                                        APPENDIX

                       AUTHORITY TO `BUY-BACK' BANK STOCK
                              A SPECIAL RESOLUTION

                                       OF

                  THE GOVERNOR & COMPANY OF THE BANK OF IRELAND

      At the Annual General Meeting of the Proprietors of the Bank, duly convened and held in The O'Reilly Hall, UCD, Belfield, Dublin 4 on 7 July 2004, the following Special Resolution was passed:-

"6 To consider and if thought fit pass the following resolution as a special resolution:-

      "THAT

      (a) the Bank and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Bank be generally authorised to make market purchases (as defined by Section 212 of the Companies Act, 1990 (the "1990 Act")) of units of Ordinary Stock of the Bank having a nominal value of (euro)0.64 each on such terms and conditions and in such manner as the Directors or, as the case may be, the directors of SUCH subsidiary, may from time to time determine but subject, however, to the provisions of the 1990 Act and to the following restrictions and provisions:

            (i) The maximum number of units of Ordinary Stock authorised to be acquired pursuant to the terms of this resolution shall, subject to the proviso hereinafter set out, not exceed 95,611,133 units;

            (ii) The minimum and maximum prices which may be paid for any such units of Ordinary Stock shall be determined in accordance with Bye-Law 39 of the Bye-Laws of the Bank;

      (b) the Bank and/or any subsidiary (as such expression is defined by Section 155 of the Companies Act, 1963) of the Bank be generally authorised to make market purchases (as defined by Section 212 of the 1990 Act) of units of Non-Cumulative Preference Stock of Stg(pound)1 each of the Bank (the "SterlinG Preference Stock") and units of Non-Cumulative Preference Stock of (euro)1.27 each of the Bank (the "euro Preference Stock") on such terms and conditiONS and in such manner as the Directors or, as the case may be, the directors of such subsidiary, may from time to time determine but subject, however, to the provisions of the 1990 Act and to the following restrictions and provisions:

            (i) The maximum number of units of Sterling Preference Stock authorised to be acquired pursuant to the terms of this resolution shall, subject to the proviso hereinafter set out, not exceed 1,876,090 units;

            (ii) The minimum and maximum prices which may be paid for any such units of Sterling Preference Stock shall be determined in accordance with Bye-Law 39 of the Bye-Laws of the Bank;

            (iii) The maximum number of units of euro Preference Stock authorised to be acquired pursuant to the terms of this resolution shall, subject to the proviso hereinafter set out, not exceed 3,026,598 units;

            (iv) The minimum and maximum prices which may be paid for any such units of euro Preference Stock shall be determined in accordance with Bye-Law 39 of the Bye-Laws of the Bank;

      PROVIDED THAT the nominal value of the units of Ordinary Stock, Sterling Preference Stock and euro Preference Stock acquired pursuant to the terms of this resolution shall not exceed ten per cent. of the nominal value of the issued capital stock of the Bank at any time.

      This resolution shall take effect and the authorities hereby conferred shall be effective immediately and shall expire at the close of business on the earlier of the date of the next Annual General Court of the Bank after the passing of this resolution or 6 January 2006 unless previously varied, revoked or renewed in accordance with the provisions of Section 215 of the 1990 Act. The Bank or any such subsidiary may before such expiry enter into a contract for the purchase of units of Ordinary Stock, units of Sterling Preference Stock or units of euro Preference Stock which would or might be wholly or partly executed after such expiry and may complete any such contract as if the authorities conferred hereby had not expired."."

7 JULY 2004

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